                                                                    EXHIBIT 10.1


                 CARTOGRAPHIC PRODUCT DEVELOPMENT, PUBLISHING,
                     MARKETING AND DISTRIBUTION AGREEMENT

                                    BETWEEN

                         NATIONAL GEOGRAPHIC SOCIETY,

                   NGE, INC. D/B/A NATIONAL GEOGRAPHIC MAPS

                                      AND

                         GEOSYSTEMS GLOBAL CORPORATION

                               Table of Contents
                               -----------------


1.     DEFINITIONS
       -----------

       1.1  "Cartographic Products" ..................................   1
       1.2  "Direct Channels" ........................................   1
       1.3  "Education Channels" .....................................   2
       1.4  "GeoSystems Equity" ......................................   2
       1.5  "GeoSystems Products" ....................................   2
       1.6  "Intellectual Property Rights" ...........................   2
       1.7  "International Channels" .................................   2
       1.8  "Licensed Products" ......................................   2
       1.9  "Modified and Remanufactured NG Products".................   2
       1.10 "Moral Rights" ...........................................   3
       1.11 "National Park Channel" ..................................   3
       1.12 "Net Revenues" ...........................................   3
       1.13 "NG Affiliates" ..........................................   3
       1.14 "NG Content" .............................................   3
       1.15 "NG Data" ................................................   3
       1.16 "NG Membership Channels" .................................   3
       1.17 "NG Name" ................................................   3
       1.18 "NG Products" ............................................   3
       1.19 "Non-NG Channels" ........................................   4
       1.20 "Non-NG Products" ........................................   4
       1.21 "Teacher Supply Stores" ..................................   4
       1.22 "Products" ...............................................   4
       1.23 "Retail Channels" ........................................   4
       1.25 "Premium Channels" .......................................   4
       1.26 "Restricted Products" ....................................   4
       1.27 "SRP" ....................................................   5
       1.28 "Third Party Products" ...................................   5
       1.29 "Unrestricted Products" ..................................   5

2.     DISTRIBUTION RIGHTS............................................   5
       -------------------
        2.1 Products in NG Membership Channels .......................   5
            ----------------------------------
        2.2 Rights in Non-NG Channels ................................   5
            -------------------------
        2.3 Approval by NG of Non-NG Products ........................   8
            ---------------------------------
        2.4 Royalties, Etc ...........................................   8
            --------------
            (a) Minimum Annual Royalties .............................   8
                ------------------------
            (b) Royalty Rates ........................................   9
                -------------
            (c) Price of Non-NG Products .............................   9
                ------------------------
            (d) Royalty Reports and Payments .........................  10
                ----------------------------

            (e) Records...............................................  10
                -------
            (f) Audit Rights..........................................  10
                ------------

3.  LICENSES..........................................................  10
    --------
    3.1 Grant of Licenses.............................................  l0
        -----------------
    3.2 Title to the Name and Material................................  11
        ------------------------------
    3.3 Title to the Products.........................................  11
        ---------------------
    3.4 Credits.......................................................  11
        -------
    3.5 Trademark Usage Records.......................................  11
        -----------------------
    3.6 Trademark Usage Generally.....................................  11
        -------------------------

4.  CARTOGRAPHIC SERVICES.............................................  12
    ---------------------
    4.1 Use of NGE by GeoSystems......................................  12
        ------------------------
    4.2 Right of First Negotiation to GeoSystems......................  12
        ----------------------------------------

5.  AVAILABILITY OF GEOSYSTEMS EQUITY TO NG...........................  12
    ---------------------------------------
    5.1  Issuance of GeoSystems Warrant to NG.........................  12
         ------------------------------------
         (a) Number of Shares.........................................  12
             ----------------
         (b) Exercise Price...........................................  13
             --------------
         (c) Term.....................................................  13
             ----
    5.2  General Provisions Relating to GeoSystems Equity.............  13
         ------------------------------------------------
         (a) Additional Provisions....................................  13
             ---------------------
         (b)  No Offer................................................  14
              --------

6.  DATA RESELLING....................................................  14
    --------------
    6.1 Cartographic Data Reselling...................................  14
        ---------------------------
    6.2 Effect of Termination Agreement...............................  14
        -------------------------------

7.  REPRESENTATIONS AND WARRANTIES: PRODUCT WARRANTIES................  15
    --------------------------------------------------
    7.l  NG Representations and Warranties............................  15
         ---------------------------------
         (a) Authority................................................  15
             ---------
         (b) Original Development.....................................  15
             --------------------
         (c) No Infringement..........................................  15
             ---------------
         (d) No Material Litigation...................................  15
             ----------------------
     7.2 GeoSystems Representations and Warranties....................  15
         -----------------------------------------
         (a) Authority................................................  15
             ---------
         (b) Original Development.....................................  15
             --------------------
         (c) No Infringement..........................................  16
             ---------------
         (d) No Material Litigation...................................  16
             ----------------------
     7.3 Product Warranties...........................................  16
         ------------------
     7.4 Indemnification..............................................  16
         ---------------

8.  TERM; TERMINATION.................................................  17
    -----------------
    8.1  Term.........................................................  17
         ----
    8.2  Termination..................................................  17
         -----------
    8.3  Obligations Upon Termination.................................  18
         ----------------------------
    8.4  No Elimination of Prior Liabilities..........................  18
         -----------------------------------
    8.5  Survival of Certain Conditions...............................  18
         ------------------------------
9.   RELATIONSHIP OF THE PARTIES; MANAGEMENT..........................  18
     ---------------------------------------
     9.1   Relationship of Parties....................................  18
           -----------------------
     9.2   Management of the Alliance.................................  18
           --------------------------
           (a)  Day-to-Day Management.................................  19
                ---------------------
           (b)  Annual Publishing Plan................................  19
                ----------------------
           (c)  Quality Control.......................................  19
                ---------------
           (d)  Joint Advisory Committee..............................  22
                ------------------------
           (e)  Status Meetings and Reports...........................  22
                ---------------------------
           (f)  Conditions Impairing Performance......................  22
                --------------------------------

10.  DISPUTE RESOLUTION...............................................  22
     ------------------
     10.1 Basic Dispute Resolution Procedures.........................  22
          -----------------------------------
     10.2 Escalation Procedures.......................................  23
          ---------------------
     10.3 Arbitration.................................................  23
          -----------
          (a) Procedure...............................................  23
              ---------
          (b) Exceptions..............................................  24
              ----------
     10.4 Continuation of Performance.................................  24
          ---------------------------

11.  CONFIDENTIALITY..................................................  24
     ---------------

12.  ACKNOWLEDGMENTS..................................................  25
     ---------------

13.  GENERAL PROVISIONS...............................................  25
     ------------------
     13.1 Notice......................................................  25
          ------
     13.2 Assignment..................................................  26
          ----------
     13.3 Severability................................................  27
          ------------
     13.4 Force Majeure...............................................  28
          -------------
     13.5 Governing Law ..............................................  28
          -------------
     13.6 Successors and Assigns......................................  28
          ---------------------
     13.7 Complete Agreement..........................................  28
          ------------------
     13.8 Amendments and Revisions....................................  28
          -----------------------
     13.9 Partial Waiver..............................................  28
          --------------
     13.10 Counterparts...............................................  28
           ------------
     13.11 Headings ..................................................  29
           --------
     13.12 Nonperformance.............................................  29
           --------------
     13.13 Agreement Not To Be Construed Against Any Party............  29
           -----------------------------------------------

     Exhibits
     --------

            A.   Licensed Trademarks
            B.   Existing NG Products
            C.   Existing NG Stores and Kiosks
            D.   Existing NG Agreements
            E.   Copyright and Trademark Credits
            F.   Investment Agreement
            G.   Warrant

                       CARTOGRAPHIC PRODUCT DEVELOPMENT,
                       ---------------------------------
               PUBLISHING, MARKETING AND DISTRIBUTION AGREEMENT
               -------------------------------------------------

       THIS AGREEMENT is made as of April 22, 1997 (the "Effective Date"), by and between NATIONAL GEOGRAPHIC SOCIETY ("NGS"), a District of Columbia not for profit corporation, whose principal address is 1145 Seventeenth Street, N.W., Washington, D.C. 20036, NGE, Inc. ("NGE"), a Delaware corporation whose principal address is 1145 Seventeenth Street, N.W., Washington, D.C. 20036, (and, with NGS, collectively "NG"), and GeoSystems GLOBAL CORPORATION ("GeoSystems"), a Delaware corporation whose principal address is 227 Granite Run, Lancaster, Pennsylvania 17601.

                                  WITNESSETH:

       WHEREAS, GeoSystems and NGS have previously cooperated on various cartographic projects, including pursuant to a World Atlas Database System Development Agreement dated September 29, 1995;

       WHEREAS, GeoSystems, NGS and NGE, a second tier subsidiary of NGS and acting through its cartographic division also known as "NG Maps," have agreed to enter into this Agreement for the purpose of establishing an arrangement (the "Alliance") pursuant to which the parties will pursue commercial opportunities involving Cartographic Products, using certain trademarks and copyrighted materials of NGE under license from NGS;

       NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. DEFINITIONS
   -----------

       In addition to the capitalized terms which are defined elsewhere in this Agreement, the following definitions shall apply to this Agreement:

       1.1 "Cartographic Products" shall include products in the print medium where cartography represents the central theme or majority content of such products, such as maps, globes, road atlases, reference atlases, historical atlases, and map guide (but not travel guides) products.

       1.2 "Direct Channels" means and refers to direct marketing distribution channels in North America for Cartographic Products including, without limitation, individual mailings, catalog programs and the lnternet market, other than NG Membership Channels.

       1.3 "Education Channels" means and refers to distribution channels in North America for Cartographic Products to schools, educational institutions and teachers including, without limitation, key catalog wholesalers, cooperative sales through parent/teacher catalogs and direct marketing to school and teachers (including mailings, telemarketing, conference exhibits and MapQuest-linked Internet programs); provided, however, that specialty retail stores e.g., Zany Brainy, Noodle Kadoodle) shall be included in Retail Channels and parent/teacher supply stores shall be included in the separate channel of Teacher Supply Stores.

       1.4 "GeoSystems Equity" means and refers to the equity in GeoSystems made available to NG pursuant to Section 5 herein.

       1.5 "GeoSystems Products" means and refers to GeoSystems Cartographic Products, whether existing or developed or acquired in the future, containing content of GeoSystems and carrying the NG Name as a result of the rights granted pursuant hereto.

       l.6 "Intellectual Property Rights" shall mean, collectively, all worldwide copyright rights, know-how, trade secrets, design rights, patent rights, patent applications, Moral Rights and any other inventions or discoveries, whether patentable or not.

       1.7 "International Channels" shall mean all non-NG Membership Channels for Cartographic Products outside of North America.

       l.8 "Licensed Products" shall mean sublicensing arrangements for Products or NG Content put into place by GeoSystems from time to time. NG Maps shall have prior approval of any such sublicense, including, without limitation, the terms and duration of any such sublicense; provided, however, that the timing and approval standards for NG's approval of Licensed Products shall be consistent with the provisions of Section 9 herein.

       l.9 "Modified and Remanufactured NG Products" means and refers to NG Products substantially modified or remanufactured by GeoSystems as permitted under this Agreement.

       1.10 "Moral Rights" shall mean any right to claim authorship of work, any right to object to any distortion or other modification of a work, and any similar right existing under the law of any country in the world, or under any treaty. The term "Moral Rights" includes the right to prevent others from being named as the author of a work, the right to prevent others from falsely attributing to one the authorship of work that one has not in fact written, the right to prevent others from making deforming changes in a work, the right to withdraw a published work from distribution if it no longer represents the views of the author, and the right to prevent others from using a work or the author's name in such a way as to reflect on the author's professional standing.

       1.11 "National Park Channel" shall mean the distribution channel for Cartographic Products in public lands cooperating associations retail outlets, concessionaire retail outlets in national parks as well as gateway city stores.

       1.12 "Net Revenues" shall mean the gross revenues actually received by GeoSystems from sales of the Products less credits (including promotional allowances), reasonable reserves for returns, bad debt, product discounts, shipping and handling charges, and sales taxes or custom duties, if applicable.

       1.13 "NG Affiliates" means and refers to all entities currently, or in the future, controlling, controlled by or under common control with, NG.

       1.14 "NG Content" means and refers to the content of NG Products including, without limitation the pictures, text and maps therein.

       1.15 "NG Data" means and refers to certain cartographic data of NG, which is being digitized by GeoSystems pursuant to a separate agreement, and other digitized cartographic data as designated from time to time by NG Maps.

       1.16 "NG Membership Channels" means and refers to existing or future (not to include the distribution channels in which GeoSystems has been granted distribution rights herein) distribution channels of NGS for NG Products to itS members or in promotion to prospective members.

       1.17 "NG Name" means and refers individually and collectively to the name of NGS ("National Geographic Society"), "National Geographic", "National Geographic Magazine", and the individual trademarks, services marks, tradenames, tradedress and/or logos of or associated with NG. The specific trademarks of NG licensed for use hereunder are set forth in Exhibit A, and as modified or
                                            ---------
reconfigured from time to time by NG, and shall include, individually and as a part of a composite mark, "NATIONAL GEOGRAPHIC" and the YELLOW BORDER DESIGN.

       1.18 "NG Products" means and refers to all of the Cartographic Products of NG Maps carrying the NG Name, through development or acquisition by NG Maps or under license or sublicense to NG Maps by NGS, whether existing or developed, acquired or licensed in the future, including the map supplements of National Geographic Magazine; provided, however, that NG Products does not include (i) any Cartographic Products produced by NGE for National

Geographic Magazine (except for the map supplements which are included in NG Products), National Geographic Traveler, National Geographic World, nor any other periodical magazine publication of NGS, in any language or in any country, or for any National Geographic book; (ii) any Cartographic Product by or for the Publications Division of National Geographic Society; (iii) any Cartographic Product by or for Trails Illustrated or any other NG Affiliate; or (iv) the World Atlas of NG Maps. Exhibit B attached hereto sets forth the NG
                        ---------
Products existing as of the date of this Agreement.

       1.19 "Non-NG Channels" means all distribution channels for Cartographic Products other than the NG Membership Channels.

       1.20 "Non-NG Products" means and refers to GeoSystems Products, Modified and Remanufactured NG Products (subject to NG's rights therein) and Third Party Products.

       1.21 "Teacher Supply Stores" means stores specializing in the sale of educational materials to parents and teachers.

       1.22 "Products" means and refers to NG Products, Modified and Remanufactured NG Products, GeoSystems Products, and Third Party Products.

       1.23 "Retail Channels" means and refers to all retail and wholesale distribution channels for Cartographic Products in North America. Specifically, retail and wholesale distribution channels shall refer to all available retail outlets for Cartographic Products in North America including, but not limited to, book stores (chains & independents), gift, museum and nature/discovery stores, map & travel stores, mass merchandisers (discount, drug & grocery), newsstands, office supply & stationery stores, outdoor sports stores, poster/framing shops, mail order and on-line retailers (including book clubs), and retail school supply & learning/entertainment stores; provided, however, that the NG stores and NG kiosks identified in the footnote to the table of rights in Section 2.2(a) shall be excluded from "Retail Channels."

       1.25 "Premium Channels" means and refers to all corporate, premium and ASI distribution channels for Cartographic Products in North America. In the context of corporate, premium and ASI channels, "premium" refers to a product that is produced by a company to give away or sell in exchange for action by a consumer and ASI refers to imprinting existing product stock in smaller quantities, such as 100 to 5,000 units (ASI sales are typically created through distributors who deal with the end-user companies). Premium sales of Restricted Products shall not be for resale under any circumstances.

       1.26 "Restricted Products" shall be reference atlases, historical atlases, and related book products designed for any audience (e.g., adult, family, children, education).

       1.27 "SRP" of any Product means and refers to a Product's suggested retail price as listed by GeoSystems or NG, as the case may be, in its price list or catalogs or as otherwise established by GeoSystems or NG in its discretion.

       1.28 "Third Party Products" means and refers to Cartographic Products of third parties, whether existing or developed or acquired in the future, selected by GeoSystems or NGE and approved by NG to carry the NG Name.

       1.29 "Unrestricted Products" shall mean all Products other than Restricted Products.

2.     DISTRIBUTION RIGHTS
       -------------------

       2.1 Products in NG Membership Channels. NG reserves the exclusive right
           ----------------------------------
to sell and distribute the Products in the NG Membership Channels; provided, however, that, as to NG's promotion to prospective members, such activities shall be primarily directed at soliciting new NG members and not for selling Cartographic Products in competition with the rights granted GeoSystems hereunder.

       2.2 Rights in Non-NG Channels.
           ---------------------------

       (a) NG hereby grants to GeoSystems the following rights to sell and distribute the Products in the Non-NG Channels:


-----------------------------------------------------------------------------------------------------------
                                                             PRODUCTS
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
                                                   Modified or
                                                  Remanufactured        GeoSystems         Third Party
                               NG Products           Products            Products            Products
------------------------------------------------------------------------------------------------------------
C                              U        R          U        R           U       R           U         R
   ---------------------------------------------------------------------------------------------------------
H  Retail/(1)/                 E       None        E       None         E      None         E        None
A  Premium/(2)/                E        E          E        E           E       E           E         E
N  Teacher Supply Stores       N       None        N       None         N      None         N        None
N  Education/(3)/             None     None       None     None       None     None        None      None
E  International/(4)/         None     None       None     None       None     None        None      None
L  Direct/(4)/                 E        E          E        E           E       E           E         E
S  National Park               N       None        N       None         N       N           N        None


U = Unrestricted Products
R = Restricted Products
E = Exclusive
N = Non-Exclusive

____________________________________________

/(1)/ The exclusive rights granted in the Retail Channels exclude NG's existing retail store in Washington, D.C., NG's kiosks and stores at Destination Cinema locations and NG's other kiosks and stores. All existing kiosks and retail stores of NG are set forth on Exhibit C hereto. NG does not
                                                ---------
       anticipate a substantial expansion in the number of its kiosks and stores. For the purposes of the foregoing, kiosks shall be deemed to refer only to independent, free-standing kiosks.

/(2)/ The rights granted to GeoSystems hereunder with respect to the Premium Channels shall be subject to a non-exclusive arrangement with respect to premium rights granted to Random House/PGW by NG under pre-existing agreements as listed on Exhibit D hereto.
                               ---------

/(3)/ Notwithstanding the exclusion of distribution rights in the table above, GeoSystems shall have the right of first negotiation with respect to Unrestricted Products to pursue international development and distribution opportunities under this Agreement on a country by country basis, subject to conflicting rights that may exist in agreements or negotiations between NG and a third party.

/(4)/ The exclusive rights granted in the Direct Channels (i) are subject to the direct marketing rights of NGE's Trails Illustrated division pursuant to an existing agreement listed on Exhibit D hereto and (ii) shall
                                          ---------
       exclude direct marketing to schools. With respect to the exclusive rights granted in Direct Channels for Restricted Products, NG shall have the right to approve GeoSystems' marketing efforts relating to such Restricted Products; provided, however, that the timing and approval standards for NG's approval shall be consistent with the provisions of
       Section 9 herein.


       (b) The scope of the distribution rights granted hereunder, if any, in terms of the exclusivity as to particular Products in specified distribution channels, shall be as indicated in the table above. The rights granted above shall be subject to rights already granted to Book-of-the-Month Club as listed on Exhibit D hereto.
   ---------

      (c) NG agrees that any exclusivity granted to GeoSystems hereunder shall prohibit the grant of distribution rights by NG or any NG Affiliates to any third party with respect to Products subject to such exclusivity, other than the distribution of Products in NG Membership Channels (including, but subject to Section 2.1 herein), such distribution in connection with the solicitation of new members by NG).

       (d) In the case of any Products subject to non-exclusive rights granted herein, NG shall not grant any exclusive distribution rights, or lower royalty rates, to any party for such Products in such Non-NG Channel(s) (NG shall exert its best efforts to list all existing and material commercial licensing, distribution or marketing agreements for Products on Exhibit D attached hereto).
---------

       (e) In the case of Products or distribution channels in which GeoSystems has been granted no distribution rights hereunder, other than the distribution of Products in NG Membership Channels (including, but subject to Section 2.1 herein, such distribution in connection with the solicitation of new member by
NG) by NG and NG Affiliates, GeoSystems shall have a right of first negotiation in the event NG wishes to grant any distribution rights therein during the term of this Agreement.

       (f) NG acknowledges that it is the parties' intent to make GeoSystems its primary (and in some cases, as indicated above, its exclusive) commercial publisher of Products during the term of this Agreement and thus shall cause the NG Affiliates to comply with such intent (and exclusivity, as applicable) as if such NG Affiliates were parties hereto. The parties agree that they shall use their best efforts, and cooperate with each other, in order to make the Alliance successful. Thus, for example, NG agrees, without limitation, to (i) reconsider the distribution restrictions on the Restricted Products hereunder during the term of this Agreement in the event it appears that such restrictions prohibit GeoSystems from the ability to reach the minimum annual royalties or minimum royalties required for automatic renewal under Section 8.1 herein; (ii) not to develop or acquire publishing activities of Cartographic Products under the NG Name competitive with the interests of the Alliance; and (iii) refrain from selling Products, whether through "warehouse sales" or otherwise, at low price levels which could be expected to have an adverse effect on sales of such Products.

      (g) Subject to Section 2.2(f) herein, in the event NG Maps proposes an idea or concept for a Cartographic Product carrying the NG Name to GeoSystems, and within ninety (90) days thereafter GeoSystems does not agree that such Cartographic Product should be distributed under this Agreement, NG Maps shall be free to develop and distribute such Cartographic Product without any involvement of GeoSystems; provided, however, that GeoSystems shall have a right of first refusal, exercisable within ten (10) business days after receipt of written notice from NG, to develop and distribute such Cartographic Product on the same general terms and conditions as agreed to with any third party; provided, however, that Geosystems shall exceed any proposed advance of royalties payable by such third party by ten percent (10%), and provided further, that GeoSystems shall pay a royalty rate of fifteen percent (15%) for any such Product, regardless of the type of Product involved or the royalty rate offered by the third party. Should GeoSystems agree to distribute such Cartographic Product, it shall dedicate the same level of effort and commitment to such Cartographic Product as any other Product under this Agreement, and shall be subject to the proviso of Section 12. Royalties with respect to such Cartographic Products shall be as set forth in Section 2.4(b) herein.

       (h) The parties agree that this Agreement shall not restrict the activities of any party or anY of its affiliates except as explicitly set forth herein.

       2.3 Approval by NG of Non-NG Products. NG shall have the right to approve
           ---------------------------------
or disapprove the sale and distribution by GeoSystems of all Products hereunder, including the effect of the marketing and the content of the proposed Products on the integrity of the NG Name, in accordance with the procedures set forth in
Section 9 herein.

       2.4 Royalties, Etc..
           ---------------

           (a) Minimum Annual Royalties.
               --------------------------

                 (i) GeoSystems guarantees NG the following minimum annual royalties (the "Minimum Annual Royalties") for each year during the initial term hereof:

        Year/(l)/                 Minimum Annual Royalty
        ---------                 ----------------------
        Year One                     $  250,000
        Year Two                     $  350,000
        Year Three                   $  500,000
        Year Four                    $  500,000
        Year Five                    $  500,000
                                     ----------
        Total                        $2,100,000

---------------------------------------------

/(1)/ Each year during the term of this Agreement shall begin on May 1 and end on April 30 of the next year, with the Year One beginning on May 1, 1997. Upon execution of this Agreement, GeoSystems agrees to pay the Minimum Annual Royalty for Year One; such payment shall serve as an advance royalty payment such that no quarterly royalty payments shall be due during Year One unless royalties payable as a result of Net Revenues in Year One exceed such Minimum Annual Royalty (in which case any such excess shall be payable at the end of the quarter in which the aggregate royalties for Year One first exceed the Minimum Annual Royalty).

                 (ii) In addition to all actual royalties paid during the course of the year and payable for the last quarter of the year, GeoSystems shall pay, as part of the last quarterly installment payment for each year (other than Year
One) during the term of this Agreement as set forth in Subsection (d) below, an amount equal to the excess, if any, of (i) the Minimum Annual Royalties for such year over (ii) the sum of (A) the actual royalties paid to NG hereunder for such year and (B) all royalties paid to NG hereunder in excess of the Minimum Annual Royalties for prior years during the term of this Agreement less any Rebates paid with respect to such excess pursuant to subsection (iii) below.

                 (iii) To the extent GeoSystems pays NG a royalty which exceeds the Minimum Annual Royalty in any year during the term of this Agreement, GeoSystems may require NG to rebate (a "Rebate") ten percent (10%) of such excess (but in no case more than $50,000 per year) to GeoSystems for the purpose of defraying direct expenses for promotion and advertising payable to third parties that are directly related to the marketing or distribution of Products hereunder in accordance with an NG approved marketing and distribution plan.

            (b) Royalty Rates. GeoSystems shall pay royalties to NG based on the
                -------------
following royalty rates on the Net Revenues derived by GeoSystems from the sale of the Products:

           Product                                  Royalty Rate
           -------                                  ------------

           i.   NG Products                            15.0%/(1)/
           ii.  GeoSystems Products                     7.5%
           iii. Third Party Products                    7.5%
           iv.  Modified or Remanufactured Products    12.5%/(2)/
           v.   Licensed Products                      50.0%/(3)/

--------------------------------------------

/(1)/ At GeoSystems' option, in the case of sales of NG Products, GeoSystems may (i) purchase such Products at 110% of NG's actual cost of printing, paper and binding with respect to the manufacture of such Products and pay a royalty of 15% of Net Revenues, or (ii) manufacture the NG Product and pay a royalty of 15% of Net Revenues (in which case GeoSystems shall allow NG to purchase such NG Products at 110% of GeoSystems' actual cost of printing, paper and binding).

/(2)/ At GeoSystems' option, in the case of Modified or Remanufactured Products, it may (i) request NG to make the required modifications and manufacturing (at GeoSystems' expense) and pay NG a royalty of 12.5% of Net Revenues or (ii) make the required modifications and manufacturing and pay a royalty of 12.5% of Net Revenues.

/(3)/ For the purposes of calculating the royalties on Licensed Products, Net Revenues shall be reduced by the out-of-pocket costs for developing and manufacturing such Products.

            (c) Price of Non-NG Products. GeoSystems shall (i) sell Non-NG
                ------------------------
Products to NG for distribution in the NG Membership Channels pursuant to
Section 3.3 herein at an
agreed upon percentage of such Product's SRP and (ii) pay the applicable royalty on such Non-NG Products upon their sale.

            (d) Royalty Reports and Payments. GeoSystems shall render to NG
                ----------------------------
during the term of this Agreement, a written account of all Products sold by GeoSystems during the previous quarter, and a calculation of royalties, including sufficient data for NG to verify the calculation, and shall simultaneously pay to NG the royalty due with respect to such Net Revenues. If no Products subject to royalty hereunder have been sold by GeoSystems during such calendar quarter, GeoSystems shall so report in writing to NG within forty-five (45) days after the end of such calendar quarter. Quarterly reports and payments will be issued within forty-five (45) days after the closing of the quarterly periods ending approximately each March 31, June 30, September 30 and December 3l.

            (e) Records. GeoSystems shall keep full, true and accurate books of
                -------
accounts containing all particulars relating to sales, licenses, sublicenses and other activities of GeoSystems which may be necessary for the purpose of ascertaining and verifying the royalties payable to NG by GeoSystems. Said books and accounts shall be kept at GeoSystems' principal place of business.

            (f) Audit Rights. At NG's request, GeoSystems shall permit an
                -------------
independent certified public accountant selected by NG (except for one for whom GeoSystems has a reasonable objection) to have access once each year during the regular business hours of GeoSystems to such records, as well as to all actual inventory of Products, to determine, for the preceding four calendar quarters the correct report and/or payment made. In the event that any such audit by NG reveals that GeoSystems underpaid the royalties payable with respect to the period for which the audit is performed by an amount in excess of 5% of the royalties payable with respect to such period, GeoSystems shall promptly pay to NG the amount of such underpayment plus interest from the date such underpayment was payable until it is paid. Interest shall be calculated at the prime rate of CoreStates Bank, N.A. plus three percent (3%) per annum. The reasonable costs and expenses incurred in conducting this audit shall be paid by NG unless the audit revealed that GeoSystems underpaid royalties by an amount in excess of 5 % in which event GeoSystems shall be responsible for the reasonable expenses of the audit up to the amount of the underpayment.

3. LICENSES
   --------

   3.1 Grant of Licenses. Subject to the terms of this Agreement, NG grants to
       -----------------
GeoSystems, for the term of this Agreement, (a) a license (or sublicense, as the case may be) to the NG Name, in the form specified in Exhibit E, for the
                                                      ---------
purposes of distributing the Products and the Licensed Products pursuant hereto (including, without limitation, in publicity, promotions, marketing, advertising, packaging or other materials related to the Products) and (b) a license (or sublicense, as the case may be) to the NG Content for the purposes of including the NG Content in the GeoSystems Products. The scope of the foregoing licenses (or sublicense, as the case may be), for each Product, in terms of exclusivity and distribution channels, shall correspond to scope of the distribution rights granted by NG to GeoSystems under Section 2.2 herein, and shall be subject to the quality controls and rights of approval by NG set forth in Section 9.

       3.2 Title to the Name and Material. The NG Name, the NG Content
           ------------------------------
(including any derivative works (e.g., any Modified or Remanufactured Product)) and the NG Products shall remain the sole and exclusive property of NGS and NGS shall retain all right, title and interest in and to the NG Name, NG Content and NG Products, including, without limitation, Intellectual Property Rights, Moral Rights, and any rights under United States or foreign copyright laws. All trademark uses of the NG Name under this Agreement, and any goodwill generated thereby, shall inure to the benefit of NGS, which shall own all the trademarks and trademark rights created by such uses. GeoSystems acknowledges that all such rights shall inure solely to the benefit of NGS, that GeoSystems will make no claim of ownership of such rights, and hereby assigns and transfers to NGS all such trademark rights. All rights not specifically granted hereunder by NGS with respect to the NG Name and NG Content are expressly reserved by NGS.

       3.3 Title to the Products. Except as specifically set forth herein,
           ---------------------
GeoSystems (or the appropriate third party in the case of Third Party Products) shall have sole and exclusive title to all components of the Non-NG Products (other than the NG Name or any NG Content that may be incorporated in the Non-NG Product), including, without limitation, Intellectual Property Rights, all patents, copyrights, trademarks, trade secrets and other proprietary rights therein.

       3.4 Credits. NGS shall be given the copyright and trademark notices and
           -------
credits as provided on Exhibit E attached hereto and subject to approval by NG
                       ---------
in accordance with the procedures set forth in Section 9.

      3.5 Trademark Usage Records. GeoSystems shall keep appropriate records
          -----------------------
(including copies of pertinent invoices and correspondence) relating to the dates when each of the Products to be distributed hereunder is first placed or sold in each country, which GeoSystems will make available (along with specimens of usage) to NG upon request for registration or trademark defense purposes.

      3.6 Trademark Usage Generally. GeoSystems shall not use the NG Name in any
          -------------------------
form other than the form specifically permitted under this Agreement and for the specific purposes permitted under this Agreement. Any other use of the NG Name shall require the prior written approval of NG. GeoSystems shall strictly adhere to NG's guidelines concerning usage of the marks (e.g., typeface, exact yellow, dimensions of yellow border, no graphic overlay on yellow border). NG shall supply GeoSystems with a copy of its Style Manual concerning proper trademark usage.

4. CARTOGRAPHIC SERVICES
   ---------------------

   4.1 Use of NGE by GeoSystems. GeoSystems agrees that it will consider in good
       ------------------------
faith the use of the services of the personnel of NG Maps for the provision of design, editorial and research work outsourced by GeoSystems in connection with future cartographic product development by GeoSystems.

   4.2 Right of First Negotiation to GeoSystems. NGE hereby grants GeoSystems a
       ----------------------------------------
right of first negotiation to provide cartographic services for any outsourced cartographic production work by NG Maps (excluding Trails Illustrated) during the term of this Agreement.

5. AVAILABILITY OF GEOSYSTEMS EQUITY TO NG
   ---------------------------------------

   As more fully set forth in the Investment Agreement attached hereto as Exhibit F (the terms of which, along with the terms of the Warrant described below, shall control over the summary of the provisions herein relating to the GeoSystems Equity), GeoSystems shall make equity in GeoSystems available to NGE, in order to allow NGE to participate in the potential growth in GeoSystems as a result of the Alliance described herein and otherwise, as follows:

   5.1 Issuance of GeoSystems Warrant to NG.
       ------------------------------------
            (a) Number of Shares. (i) Pursuant to the Warrant attached hereto as
                ----------------
Exhibit G (the "Warrant"), GeoSystems shall issue NGS the right to purchase
---------
shares of GeoSystems common stock. The number of shares of common stock available for issuance under the Warrant shall be 250,265 (the "Warrant Shares"), which represents three percent (3%) of the total number of outstanding shares (8,342,173) of GeoSystems voting capital stock as of the date of this Agreement (taking into consideration the issuance of the Warrant), calculated on a fully-diluted basis taking into consideration shares of other classes of GeoSystems voting capital stock outstanding and outstanding rights to acquire GeoSystems voting capital stock (including without limitation options, convertible notes or convertible securities).

                 (ii) In the event that a Private Placement (as such term is defined in Section 5.2(d) herein) is effected on or before the date which is one year from the date of this Agreement, the number of Warrant Shares shall be increased by adding three percent (3%) of the number of shares of capital stock issued (or issuable upon conversion of the securities issued in the Private Placement) in the Private Placement to the then current number of Warrant Shares (provided that the term of the Warrant shall remain unchanged). Such increase in the number of Warrant Shares in the event of a Private Placement shall apply only to the first Private Placement effected within one year of the date of this Agreement unless the Private Placement raises gross proceeds (the "Actual Proceeds") of less than $10 million (the "Minimum Proceeds"). In the event the first Private Placement raises less than the Minimum Proceeds, the foregoing adjustment to the Warrant Shares shall apply to any subsequent Private Placement(s) effected during the one-year period following the date of the initial Private Placement. The increase in the number of Warrant Shares shall be equal to the product of (A) the Proceeds Differential, i.e. a fraction the numerator of which is the difference between the Minimum Proceeds and the Actual Proceeds (on a cumulative basis) and the denominator of which is the gross proceeds raised in such subsequent Private Placement and (B) 3% of the number of shares to be issued (or issuable upon conversion of the securities offered in the Private Placement) in such subsequent Private Placement. The exercise price under Section 5.l(b) shall be determined by applying the provisions of such Section to each Private Placement. The foregoing adjustments shall be illustrated by the following example (assuming, for the purposes of the exercise price, that neither Private Placement is an Insider Private Placement):

           (I) Private Placement of $9 million in gross proceeds through the sale of 2,250,000 shares at $4.00 per share - the Warrant Shares shall be increased by 67,500 (3% of 2,250,000) under Section 5.2(a) and the exercise price for such additional Warrant Shares shall be $3.20 (80% of $4.00).

           (II) Subsequent Private Placement of $3 million in gross proceeds through the sale of 375,000 shares at $8.00 per share - the Warrant Shares shall be increased by 3,750 shares (($10 million - $9 million)/$3 million x (3% of 375,000)) and the exercise price for such additional Warrant Shares shall be $4.79 ($4.79 is less than 80% of $8.00).

            (b) Exercise Price. The exercise price payable upon exercise of the
                ---------------
rights under the Warrant shall be equal to $4.79 per share; provided, however, in the event a Private Placement is effected on or before the date which is one year from the date of this Agreement and the offering price in such Private Placement is less than $4.79, the exercise price of the Warrant shall be adjusted to be equal to (i) in the case of an Insider Private Placement (as such term is defined in Section 5.2(d) herein), the issue price in such Private Placement and (ii) in the case of a Private Placement other than an Insider Private Placement, eighty percent (80%) of the issue price in such Private Placement.

            (c) Term. The exercise period of the Warrant shall begin on the date
                ----
the Warrant is issued and shall end on the earlier of (i) five years from the date of the Warrant or (ii) in the event of termination of this Agreement by GeoSystems under Section 8.2 or by NG under Section 8.2 without cause, upon the termination date (with the expiration date of the exercise period relating to back to notification of breach by GeoSystems in the event of termination under
Section 8.2).

        5.2 General Provisions Relating to GeoSystems Equity.
            ------------------------------------------------

            (a) Additional Provisions. The parties shall be subject to the
                ----------------------
provisions of the Investment Agreement and the Warrant with respect to other rights and restrictions set forth therein relating to the GeoSystems Equity. The Investment Agreement shall include provisions allowing GeoSystems to repurchase the GeoSystems Equity upon termination of the Agreement as a result of the occurrence of an event set forth in Section 5. l(c)(ii) herein at the lower of the

(i) exercise price, or (ii) the Fair Market Value (as defined and calculated in the Investment Agreement and taking into consideration a termination of this Agreement) of the GeoSystems Equity.

            (b) No Offer. Nothing in this Agreement or in the Proposal shall be
                --------
deemed to be (i) a solicitation of an offer to purchase securities or (ii) an offer to sell securities.

            (c) Appointment of NG Director. GeoSystems shall, on or before
                --------------------------
August 31, 1997, appoint to GeoSystems' Board of Directors a designee of NG (subject to the reasonable approval of GeoSystems), to serve as a director of GeoSystems. During the term of this Agreement and provided that NGE shall continue to own GeoSystems Equity, the GeoSystems' Board of Directors shall nominate such designee for election, and support his election, at each annual meeting of shareholders of GeoSystems at which such designee's term expires. During such period, in the event such designee shall cease to serve as a director of GeoSystems, NG shall have the right to designate one other person to serve as a director of GeoSystems (subject to the reasonable concurrence of GeoSystems as to the person designated).

            (d) Definitions. For the purposes of this Section 5, (i) the term
                ------------
"Private Placement" shall be deemed to refer to an offering of GeoSystems' capital stock (or securities convertible into capital stock) which (A) does not involve registration under the Securities Act of 1933, as amended, (B) does not relate solely to employee benefit plans or a Rule 145 transaction and (C) is effected within one year of the date of this Agreement or, in the case of a Private Placement(s) following an initial Private Placement which does not raise the Minimum Proceeds, within one year of the date of the initial Private Placement, (ii) the term "Insider Private Placement" shall be deemed to refer to a Private Placement made solely through GeoSystems' existing shareholders or their affiliates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) and (iii) the term "GeoSystems Equity" shall be deemed to refer to the Warrant and the Warrant Shares.

6. DATA RESELLING
   --------------

      6.1 Cartographic Data Reselling: NG may, through written permission to
          ---------------------------
GeoSystems from time to time, grant GeoSystems a nonexclusive, worldwide license to resell NG Data to the commercial marketplace (with the goal of generating revenues for NG to offset its former and ongoing data base development activities) and GeoSystems shall provide NG with royalties to be mutually agreed on a case by case basis.

      6.2 Effect of Termination of Agreement: In the event of termination of
          ----------------------------------
this Agreement, any license granted pursuant to Section 6.2 herein shall terminate and the right of GeoSystems to resell NG's Data shall terminate.

7.   REPRESENTATIONS AND WARRANTIES: PRODUCT WARRANTIES INDEMNIFICATION.
     ------------------------------------------------------------------

     7.1  NG Representations and Warranties. NG represents and warrants to
          ---------------------------------
GeoSystems that:

          (a) Authority. NG has the full right, power and authority to enter
              ---------
into this Agreement, to assign, transfer and otherwise grant to GeoSystems the rights assigned, transferred and otherwise granted herein and to perform its obligations hereunder. A11 rights assigned, transferred or granted to GeoSystems by NG are free and clear of all liens, claims, demands and encumbrances of any kind whatsoever. This Agreement does not conflict with, result in a breach of, or constitute a default under any agreement, contract, instrument, order or decree to which NG is a party or by which NG is otherwise bound;

            (b) Original Development. All NG Products (and components thereof)
                --------------------
are and shall be the original authorship of NG or its authorized subcontractors, except for public domain materials or licensed materials;

            (c) No infringement. No NG Products (or components thereof) shall
                ----------------
infringe or misappropriate any Intellectual Property Right, privacy right, or other proprietary right or Moral Rights of any third party.

            (d) No Material Litigation. No suit, action, litigation,
                -----------------------
investigation, or proceeding of or before any court, arbitrator or any governmental authority is pending or, to the knowledge of NG, threatened by, against or affecting NG which challenges or affects NG's ability to enter into this Agreement or which, if adversely determined, is likely to have a material adverse effect on the ability of NG to pursue the Alliance contemplated herein.

       7.2 GeoSystems Representations and Warranties. GeoSystems represents and
           -----------------------------------------
     warrants to NG that:

            (a) Authority. GeoSystems has the full right, power and authority to
                ----------
enter into this Agreement, and to perform its obligations hereunder. This Agreement does not conflict with, result in a breach of, or constitute a default under any agreement, contract, instrument, order or decree to which GeoSystems is a party or by which GeoSystems is otherwise bound;

            (b) Original Development. All Non-NG Products (and components
                --------------------
thereof) are and shall be the original authorship of GeoSystems or its authorized subcontractors (or the appropriate third party in the case of Third Party Products), except for public domain materials;

            (c) No Infringement. No Non-NG Products (or components thereof)
                ---------------
shall infringe or misappropriate any Intellectual Property Right, privacy right, or other proprietary right or Moral Rights of any third party; and

            (d) No Material Litigation. No suit, action, litigation,
                ----------------------
investigation, or proceeding of or before any court, arbitrator or any governmental authority is pending or, to the knowledge of GeoSystems, threatened by, against or affecting GeoSystems which challenges or affects GeoSystems' ability to enter into this Agreement or which, if adversely determined, is likely to have a material adverse effect on the ability of GeoSystems to pursue the Alliance contemplated herein.

       7.3 Product Warranties. Each party warrants to the other that, at the
           ------------------
time of delivery of any Product hereunder and except as otherwise set forth herein, such Product shall be free from defects in workmanship and materials and shall perform substantially in accordance with applicable published descriptions of such Products. As with all commercial map makers, however, it is dependent upon information furnished from public sources, maps and aerial photography and thus the party supplying the Product in question does not assume responsibility for inconsistencies and inaccuracies in data furnished by these sources. In the event any portion of a Product fails to conform with the specifications described herein, a party's sole liability will be to furnish a replacement Product incorporating the correction. THE FOREGOING PRODUCT WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WHETHER IMPOSED BY CONTRACT, STATUTE, COURSE OF DEALING, CUSTOM OR USAGE OR OTHERWISE. Each party further agrees not to make any warranties to any third party concerning the Products which are not in accordance with the foregoing.

      7.4 Indemnification. Each party (the "Indemnifying Party") will indemnify
          ---------------
and hold harmless the other party (the "Indemnified Party") from and against all claims, damages, losses and expenses (including court costs and reasonable fees and expenses of attorneys, expert witnesses and other professionals), from any third party against the Indemnified Party arising out of or resulting from a breach by the Indemnifying Party of any of the warranties, representations or agreements hereunder. In the event that the Indemnified Party subsequently determines that the Indemnifying Party has failed to pursue such defense diligently, the Indemnified Party shall have the right to assume control of the defense, and the Indemnifying Party shall fully indemnify the Indemnified Party in accordance herewith for all costs, damages, losses and expenses, (including court costs and fees and expenses of attorneys, expert witnesses and other professionals), arising out of or resulting from the Indemnified Party's assumption of control of defense.

8. TERM: TERMINATION
   -----------------

   8.1 Term. The initial term of this Agreement is for five years, commencing on
       ----
the Effective Date of this Agreement (the "Initial Term"). This Agreement shall be automatically renewed for an additional five (5) year term at the end of the Initial Term; provided, however, that NG may elect to terminate this Agreement if (a) GeoSystems is in breach of the terms of this Agreement or (b) in the case of the Initial Term only, the earned aggregate royalties hereunder by NG in the last three (3) years of the Initial Term do not equal or exceed $2,000,000 (GeoSystems shall have the option of making up any shortfall in such minimum aggregate royalties through a payment to NG); and provided further, that this Agreement shall not automatically renew if written notice of intent not to renew has been given by GeoSystems to NG at least six (6) months prior to the expiration of the Initial Term. In the event of such a renewal of this Agreement, all of the terms and provisions of this Agreement shall continue to apply unamended; provided, however, that the royalty rates and prices under Sections 2.4(b) and (c) hereunder and the Minimum Annual Royalties and minimum royalties required for automatic renewal under Section 8.1 herein shall be negotiated by the parties in good faith based on the revenues and royalties generated during the Initial Term, but in no event shall such minimum annual royalties required for automatic renewal under this Section 9.1 be less than the Minimum Annual Royalties set forth in this Agreement.

   8.2 Termination. This Agreement may be terminated by either party in the
       -----------
event that:

       (a) Any representation or warranty made by the other party herein shall be inaccurate or incomplete in any material respect on or as of the date made or shall subsequently become inaccurate or incomplete in any material aspect (the cure provisions in subparagraph (b) above shall apply to such subsequent event);

       (b) The other party commits a material breach of any obligation hereunder which is not remedied to the reasonable satisfaction of the other party within sixty (60) days (except for a breach of payment of royalties or fees due hereunder, in which case the cure period shall be limited to fifteen (15) days) after receipt of written notice specifying such breach, such obligations to include but not be limited to the payment of royalties or fees due and the delivery of contracted goods and services according to agreed-upon schedules; provided, however, that if it is possible for such breach (except for a breach for payment of royalties or fees due hereunder) to be cured, but not within such sixty (60) day period, the breaching party may be afforded an additional reasonable amount of time (as determined by the nonbreaching party in its sole reasonable discretion) to cure such breach, provided the breaching party shall have promptly commenced to cure such breach and shall diligently prosecute the cure of such breach to completion; or

            (c) The other party engages in a course of conduct that has injured the reputation of the other party, the Products or the NG Name, as the case may be, and such party does not discontinue said conduct within ten (10) days after receipt of written notice thereof.

        8.3 Obligations Upon Termination. Upon expiration or termination of this
            -----------------------------
Agreement, all the licenses granted hereunder shall terminate, GeoSystems shall be deemed to have assigned, transferred and re-conveyed to NG all licenses, rights, title and interest in and to the NG Name and the NG Content. Notwithstanding the foregoing, upon the expiration or termination of this
Agreement: (a) GeoSystems shall be entitled to distribute those NG Products already manufactured (subject to the payment of royalties related thereto) for a period of six months following termination (the "Sell-Off Period"), and the amount of royalty (i.e., not the percentage) to be paid to NG on a per unit basis shall be no less than the average amount or royalty on a per unit basis paid during the twelve month period prior to termination; (b) GeoSystems may sell GeoSystems Products and Third Party Products and (i) shall not be obligated to pay any royalties to NG in connection therewith provided that no use of the NG Name or NG Content is used in connection therewith and (ii) shall be obligated to pay fifty percent (50%) of the royalties set forth herein in the event NG Content (but not the NG Name) is used in connection therewith and provided that such use (and payment) shall be limited to a period of two (2) years; (c) NG shall retain ownership of all Modified and Remanufactured Products but shall be required to pay GeoSystems royalties at a rate of twelve and one-half percent (12.5%) of Net Revenues upon the sale or distribution of such Products; (d) all rights of first negotiation of either party hereunder shall terminate; and (e) the rights of the parties with respect to the GeoSystems Equity shall be as set forth in the Investment Agreement, the Warrant and
Article 5 herein.

       8.4 No Elimination of Prior Liability. Any termination or expiration of
           --------------------------------
this Agreement shall not serve to eliminate any liability arising out of conduct prior to the actual date of termination or expiration, and either party may, following such termination or expiration, pursue such remedies as may be available with respect to such liabilities.

      8.5 Survival of Certain Conditions. Notwithstanding anything to the
          ------------------------------
contrary contained in this Agreement, Sections 3.2, 3.3, 7.4, 8.3, 8.4, 10 and 11 shall in all cases survive any expiration or termination of this Agreement.

9.  RELATIONSHIP OF THE PARTIES; MANAGEMENT
    ---------------------------------------

     9.1 Relationship of Parties. Each party hereto is an independent contractor
         -----------------------
and is not an agent or employee of, and has no authority to bind, the other by contract or otherwise. No agency, partnership, joint venture or employment relationship is created as result of this Agreement.

     9.2 Management of the Alliance.
         --------------------------

            (a) Day-to-Day Management. Subject to the editorial quality controls
                ---------------------
of NG Maps outlined below, GeoSystems shall manage and staff all aspects of the publishing process for the Alliance on a day-to-day basis, including development of business and publishing plans, product design and development, product creation, product manufacturing, sales and marketing and distribution and fulfillment.

            (b) Annual Publishing Plan. GeoSystems, in consultation with NG
                ----------------------
Maps, shall develop a detailed annual publishing plan (with updates twice each year to coincide with the release of spring and fall lists) for sales, marketing, and production (the "Annual Plan"). The proposed Annual Plan will include an outline of new products, product revisions and re-releases, plus any new sales, marketing or promotion efforts. This Annual Plan shall be submitted for approval by NG Maps no later than one month prior to planned implementation. NG Maps will provide any comments or objections to the proposed Annual Plan no later than ten (10) business days following receipt of the proposed Annual Plan. NG Maps' consent to the proposed Annual Plan shall not be unreasonably withheld; provided, however, that NG Maps may withhold its consent, exercised in good faith, with respect to any part of the proposed plan that NG Maps believes, in its sole discretion, would impair, negatively affect or denigrate the NG Name or the goodwill and reputation of National Geographic Society. In any case in which NG Maps withholds its consent pursuant hereto, it shall stipulate its specific objection(s) and negotiate in good faith with GeoSystems to resolve such objection(s).

            (c) Quality Control. With respect to any Product developed,
                ---------------
published and distributed under this Agreement that bears the NG Name ("Branded Product"), and with respect to promotional, publicity, marketing, advertising, packaging of any Product or other materials bearing the NG Name (such material collectively referred to as "Branded Material"), and with respect to a Cartographic Product offered as a premium hereunder in the Premium Channels bearing the NG Name ("Branded Premium"), NG Maps shall have the following approval rights:

                 (1) Branded Product.
                     ---------------

                      (i) NG Product. Any NG Product will require no further
                          -----------
approval by NG following completion of the NG Product by NG Maps. In the event that GeoSystems participates in the development or production of an NG Product, no further approval from NG Maps will be necessary if NG Maps retains editorial control over such development and production. If NG Maps does not have editorial control over the content of a product, such product is either a GeoSystems Product or a Third Party Product.

                      (ii) Modified and Remanufactured NG Products. GeoSystems
                           ---------------------------------------------------
Product and Third Party Product. The parties shall mutually agree on any
-------------------------------
Modified and Remanufactured NG Product, GeoSystems Product or Third Party Product concept or idea before substantial expense is incurred by either party in the development of such product. After mutual approval of a product concept or idea, the following shall be submitted by GeoSystems to NG Maps for approval for each such product in the order stated:

           (A) a prototype or early sample of the Branded Product and any revised prototype at each major stage of development of the Branded Product; and

           (B) finished artwork, showing the design and cartographic content of the Branded Product and the exact use of the NG Name on the Branded Product;

NG Maps agrees to provide GeoSystems with any comments or objections or approval within fifteen (15) business days of receipt of the materials specified above. GeoSystems agrees not tO proceed with the next step in the development process until written approval has been provided by NG Maps, which will be granted in accordance with the approval standards set forth below.

GeoSystems shall inform NG Maps prior to any manufacturing or printing activities. Such notice shall be in writing no later than ten (10) business days prior to the manufacturing or printing activity. NG Maps shall have the right to attend and approve products for manufacturing quality. Should NG Maps decide not to exercise its right to attend Product approved by GeoSystems "at press" shall be considered approved by NG Maps; provided, however, that the manufactured or printed Product shall in any event conform to the prototype and artwork previously approved by NG Maps.

GeoSystems shall provide NGS with ten (lO) samples of finished product within five (5) days of manufacturing.


                 (2) Branded Materials. With respect to any Branded Material
                     -----------------
that GeoSystems proposes to use under this Agreement, GeoSystems shall submit for review and approval by NG Maps the following materials in the order stated:


        (A) proposed written copy for the item of Branded Material, with attached rough art showing how the NG Name and any NG Content will be used; and

        (B) final copy for the item of Branded Material, showing the use of the NG Name.

GeoSystems will provide NG Maps with a final printed sample of the item, where feasible (for example, printed advertisements, brochures, posters, hangtags, catalogs).

NG Maps agrees to provide GeoSystems with any comments or objections or approval within fifteen (15) business days of receipt of the materials specified above. GeoSystems agrees not to proceed with the next step in the development process until written approval has been provided by NG Maps, which will be granted in accordance with the approval standards set forth below.

                 (3) Branded Premiums. The parties shall mutually agree on any
                     ----------------
Branded Premium concept or idea before substantial expense is incurred by either party in the development of such product. NG Maps shall have the right to withhold approval of any Product Premium that would constitute a direct or indirect product endorsement that would be contrary to the policies, reputation or goodwill of the Society as determined by NG in its sole discretion. After mutual approval of a Branded Premium concept or idea, the following shall be submitted by GeoSystems to NG Maps for approval for each such product in the order stated:

           (A) a prototype or early sample of the Branded Premium and any revised prototype at each major stage of development of the Branded Premium; and

           (B) finished artwork, showing the design and cartographic content of the Branded Premium and the exact use of the NG Name on the Branded Premium;

NG Maps agrees to provide GeoSystems with any comments or objections or approval within five (5) business days of receipt of the materials specified above. GeoSystems agrees not to proceed with the next step in the development process until written approval has been provided by NG Maps, which will be granted in accordance with the approval standards set forth below.

GeoSystems shall inform NG Maps prior to any manufacturing or printing activities. Such notice shall be in writing no later than ten (10) business days prior to the manufacturing or printing activity. NG Maps shall have the right to attend and approve products for manufacturing quality. Should NG Maps decide not to exercise its right to attend, Product approved by GeoSystems "at press" shall be considered approved by NG Maps; provided, however, that the manufactured or printed product shall in any event conform to the prototype and artwork previously approved by NG Maps.

GeoSystems shall provide NGS with ten (10) samples of finished product within five (5) days of manufacturing.

                 (4) Approval Standards. As a general matter, NG Maps will not
                     -------------------
unreasonably withhold its approval; provided, however, that NG Maps may withhold its approval with respect to any Branded Product or Branded Material that NG Maps believes, in its sole discretion exercised in good faith, would impair, negatively affect or denigrate the NG Name or the goodwill and reputation of National Geographic Society. In any such case, NG Maps agrees to specify the problem and help suggest a solution. Once approval has been given for each stage of the development process of either a Branded Product or Branded Material, NG Maps agrees that such approval cannot be later revoked, and that approval cannot be withheld at a later stage for a specific problem that reasonably could have been identified at an earlier stage in the approval process.

            (d) Joint Advisory Committee. The parties shall establish a joint
                ------------------------
advisory committee comprised of individuals designated by each party to assure consistency of the Alliance's efforts with NG's mission, image and standards (while at the same time achieving the Alliance's business goals) and to resolve problems and coordination of activities between NG and GeoSystems.

  (e) Status Meetings and Reports. The representatives on the advisory
      ---------------------------
committee shall review and approve a semi-annual publishing plan for the Alliance and shall determine the frequency and nature of other status meetings and reports they deem appropriate or necessary to maintain quality and achieve milestones on a timely basis. The status meetings may be held in person, by telephone or by such other manner as the parties deem appropriate.

  (f) Conditions Impairing Perforrnance. Each party shall give written
      ---------------------------------
notice to the other of any condition(s) which arise at any time during the term of this Agreement which could impair its proper and timely performance of this Agreement, within forty-eight (48) hours of encountering the condition(s).

10. DISPUTE RESOLUTION.
    ------------------

       10.1 Basic Dispute Resolution Procedures. Any dispute among the parties
            -----------------------------------
either with respect to the interpretation of any provision of the Agreement with respect to the performance of any party shall be resolved as specified in this Section.

       (a) Upon the written request of any party, the parties' representatives to the advisory committee established pursuant to Section 10.2 herein shall meet for the purpose of endeavoring to resolve any dispute hereunder.

       (b) The designated representatives shall meet as often as necessary during a fifteen (15) day period (or such other time as the parties may agree) to gather and furnish to the other all information with respect to the matter in issue which is appropriate and germane in connection with its resolution.

       (c) Such representatives shall discuss the problem and negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding relating thereto.

       (d) During the course of such negotiation, all reasonable requests made by one party to the other for non-privileged information reasonably related to this Agreement, will be honored in order that each of the parties may be fully advised of the other's position.

       (e) The specific format for such discussions will be left to the discretion of the designated representatives, but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party.

       10.2 Escalation Procedures. If the designated representatives cannot
            ---------------------
resolve the dispute, it shall be escalated to the President of GeoSystems and the designated officer of NG, for their review and resolution. If the dispute cannot be resolved by such officers, then the parties may initiate formal proceedings; however, formal proceedings for the resolution of any such dispute may not be commenced until the earlier of:

       (a) The designated representatives concluding in good faith that amicable resolution through continued negotiation of the matter in issue does not appear likely; or

       (b) Sixty (60) days after the initial request to negotiate such dispute (unless preliminary or temporary relief of an emergency nature is sought by one of the parties); or

       (c) Thirty (30) days before the statute of limitations governing any cause of action relating to such dispute would expire.

       10.3 Arbitration.
            -----------

       (a) Procedure. Except as otherwise provided in subsection (b) below,
           ----------
any dispute or claim arising in connection with this Agreement, or the breach, validity, or enforceability of any provision of this Agreement, which is not resolved pursuant to the procedures specified above, will be resolved by final and binding arbitration conducted in accordance with and subject to the Commercial Arbitration Rules of the American Arbitration Association by three arbitrators selected in accordance with those rules. The arbitration proceeding shall be held in the District of Columbia. The arbitrators will allow such discovery as is appropriate, consistent with the purposes of arbitration in accomplishing fair, speedy, and cost-effective resolution of disputes. All discovery will be completed, and the arbitration hearing will commence, within forty-five (45) days after appointment of all the arbitrators, and the arbitration hearing will conclude within thirty (30) days after it commences. The arbitrators will make every effort to enforce these times requirements strictly, but may extend the time periods upon a showing that exceptional circumstances require extension to prevent manifest injustice. The decision of the arbitrators will be rendered in writing and will explain the reasons therefor. The arbitrators shall have no power or authority to add or detract from the agreements of the parties. The arbitrators may render awards of monetary damages, direct to take or refrain from taking action, or both, and may, at their discretion, order one party to reimburse the other for attorneys' fees and other expenses reasonably incurred by the other party in connection with the arbitration. Judgment upon the award rendered in any such arbitration may be entered in any court having jurisdiction thereof, or application may be made to such court for a judicial acceptance of the award and an enforcement, as the law of such jurisdiction may require or allow.

       (b) Exceptions. Notwithstanding the provision of subsection (a)
           -----------
above, neither party shall have any obligation to arbitrate any claim or dispute for infringement of its Intellectual Property Rights. Either party, before or during arbitration, may apply to a court having jurisdiction for a temporary retraining order or preliminary injunction where such relief is necessary to protect its interests pending completion of the arbitration proceedings.

       10.4 Continuation of Performance. Except when clearly prevented by the
            ---------------------------
area in dispute, both parties agree to continue performing their respective obligations under this Agreement while the dispute is being resolved unless and until such obligations are terminated or expire in accordance with the provisions hereof.

11. CONFIDENTIALITY. Except to the extent GeoSystems or NG may be required to
    ---------------
make appropriate disclosures in connection with its financing activities, or as required by law, the terms of the Agreement are confidential and shall not be disclosed to any other party without the written consent of the other party. Each party shall (and shall take such reasonable action to ensure that its employees) preserve in strict confidence any information obtained by the other party or its employees, concerning its business or any of its affiliates including, without limitation to, trade secrets, proprietary information and business plans and agrees, except as expressly permitted herein, to refrain (and shall take such reasonable action to assure that its employees refrain) from disclosing, during the term of this Agreement or at any time thereafter, any such information to any person or persons, or business organizations. In the event that any party to this Agreement receives a request to disclose any confidential information of the Alliance or of a party pursuant to a request by a shareholder of GeoSystems under Delaware corporate law or under the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction or by a governmental body, such party agrees to (i) immediately notify the other party of the existence, terms and circumstances surrounding such a request, so that the parties may seek an appropriate protective order and/or waive compliance with the provisions of the Agreement (and, if the parties seek such an order, to provide such cooperation as the other party shall reasonably request), and (ii) if disclosure of such information is required in the written opinion of counsel to the party receiving such request, make all reasonable efforts, the costs of which shall be borne equally by the parties, to obtain an order or other reliable assurance that confidential treatrnent will be accorded to such confidential information. Disclosure by a party of confidential information of the other party or of the Alliance to a Competitive Enterprise (as such term is defined in Section 13.2 herein) in violation of the foregoing provisions shall be, in the absence of a court order requiring such disclosure, a breach of this Agreement permitting termination by such other party pursuant to Section 8.2 herein. Each party agrees that any breach of this Section by the other may cause irreparable damage and that, in the event of such breach, in addition to any and all remedies at law, such party shall have the right to seek an injunction, specific performance or other equitable relief to prevent the continuous violations of these terms.

12. ACKNOWLEDGMENTS. Each party hereby acknowledges and agrees that the other
    ---------------
has reasonable discretion with respect to the marketing of the Products pursuant to this Agreement (including under the licenses granted hereunder) including, but not limited to, the licensing of the Products, alone or as part of a bundle of other products, the pricing of the Products and the distribution of the Products, but subject to the limitations of quality control and approvals as specifically set forth in this Agreement. Each party also acknowledges that nothing in this Agreement shall require a party to begin to market, or, once begun, to continue to market, a Product if such party, in its sole discretion, determines that it would not be commercially reasonable to do so; provided, however, that in the event that NG has commenced or completed development of a Product pursuant to an Annual Plan or other agreement or approval from GeoSystems, and GeoSystems subsequently determines that it would not be commercially reasonable to distribute such Product hereunder, NG shall have the option of either (i) receiving reimbursement from GeoSystems of the actual costs of development of such Product up to that time, or (ii) completing the development of the Product and distributing such Product itself pursuant to
Section 2.2(f) herein.

13. GENERAL PROVISIONS.
    ------------------

       13.1 Notice. Any notice, request, demand, or other cornmunication
            ------
required or permitted hereunder shall be sent to the parties and their counsel at the addresses set forth below (unless and until such addresses shall have been changed by notice provided hereunder) and shall be deemed to be properly given upon the earlier of (a) actual receipt by the addressee, (b) five (5) business days after deposit in the U.S. mail, postage prepaid, when mailed by registered or certified mail, return receipt requested, (c) two (2) business days after being sent via private industry courier to the respective party or
(d) the day confirmation of deliver is received if sent by facsimile transmission, telegram, telex or other form of electronic message.

                     NG:
                     --

                     National Geographic Maps
                     1145 Seventeenth Street, N.W.
                     Washington, D.C. 20036
                     Attention: Allen T. Carroll

          With a copy to:

          Angelo M. Grima, Esquire
          National Geographic Society
          1145 17th Street, N.W.
          Washington, D.C. 20036-4688

          GeoSystems:
          ----------

          GeoSystems Global Corporation
          227 Granite Run
          Lancaster, PA 17601
          Attention: Barry J. Glick, President & Chief Executive Officer
                   and
          GeoSystems Global Corporation
          3710 Hempland Road
          Mountville, PA 17554
          Attention: William F. Muenster,
            President of the Mapping Products and Services Division

          With a copy to:

          Paul G. Mattaini, Esq.
          Barley, Snyder, Senft & Cohen, LLP
          126 East King Street
          Lancaster, PA 17692

       13.2 Assignment.
            ----------

       Neither party may assign this Agreement or delegate its obligations hereunder in whole or in part without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed. A Special Assignment Event (as defined below) also shall constitute an assignment under this section requiring the prior written consent of the other party. Either party shall have the right to terminate this Agreement with sixty (60) days' written notice in the event an assignment is made by, or a Special Assignment Event occurs with respect to, one party without the prior written approval of the other party. A party may withhold its consent for any reasonable cause, and the withholding of consent by such party shall be deemed reasonable in the event that the third party to an assignment or a Special Assignment Event is (i) a person, entity or group which has a significant part of its operations in the manufacture and/or sale of cartographic or map-related products or production of documentary films, programs and publications concerning nature, geography, exploration or history (a "Competitive Enterprise"),

(ii) in the case of a Special Assignment Event described in subsection (d) below, an affiliate of a Competitive Enterprise, or (iii) a person, entity or group whose business or reputation would have a negative effect on the reputation or goodwill of a party or the Alliance as determined in good faith by such party. A "Special Assignment Event" shall be defined hereunder as (a) a material change in the day-to-day management and control of a party (other than as part of ordinary management succession processes) which affects, or reasonably may be expected to affect, the ability of such party to capably and vigorously pursue the success of the Alliance (subject to the rights of such party to replace, within one hundred twenty (120) days, to the reasonable satisfaction of the other party, any manager(s) whose unavailability might be deemed to constitute a Special Assigmnent Event); (b) the sale or issuance by a party of a block of common stock (or any security possessed of voting rights) equaling or exceeding twenty percent (20%) of such party's outstanding common stock to an entity, person or group (as defined under Rule 13d-l(b)(H) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) that is not a shareholder of such party as of the date hereof; (c) the sale, hypothecation or transfer of outstanding shares of common stock of a party equal to or exceeding twenty percent (20%) of the outstanding common stock (or any security possessed of voting rights) of such party to an entity, person or group (as defined under Rule 13d-l(b)(H) of the Exchange Act) that is not a shareholder of such party as of the date hereof; (d) nomination for election as a director of a party, or appointment to fill the remaining term of any then-current director of a party, of any person who is an affiliate (as defined under Rule 12b-2 of the Exchange Act) of a Competitive Enterprise, or (e) the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of (A) a party or (B) in the case of GeoSystems, its division currently known as its Mapping Products and Services Division, to a third party which is not controlled by, or under common control with, such party or one of its current shareholders. For the purposes of (I) subsection (b) or (c) above, the percentages set forth therein shall be interpreted to refer a party's outstanding common stock (or any security possessing voting rights) as of the date of this Agreement unless the other party has previously consented to a transaction under subsection (b), in which case the outstanding common stock (or any security possessing voting rights) shall include shares issued pursuant to such consent, and (II) subsections (a) and (b) above, NG, in exercising its right of approval under this Section, shall respond within ten (10) business days to a written request by GeoSystems to approve proposed new management personnel or investors, as the case may be, with failure to respond to such a request within such time period to be deemed to be an approval. GeoSystems represents and warrants that the shareholders of GeoSystems as of the date hereof (prior to the issuance of the Warrant) are the following entities and people (with appropriate percentages of GeoSystems' voting capital stock): (A) R. R. Donnelley & Sons Company (37%); (B) Trident Capital, L.P. (39%); (C) management and employees of GeoSystems (21 %); and (D) other investors (3%). For the purposes of this Section 13.2, the parties shall be deemed to be limited to NGE and GeoSystems.

       13.3 Severability. If any part of this Agreement, for any reason, is
            ------------
declared by a court of competent jurisdiction to be invalid, it shall be deemed omitted. The remainder of this

Agreement shall continue in effect as if the Agreement had been entered into without the invalid portion.

       13.4 Force Majeure. No party shall be liable for any damages or penalty
            -------------
for any delay in performance of, or failure to perform, any obligation hereunder or for failure to give the other party prior notice thereof when such delay or failure is due causes beyond that party's reasonable control, such as the elements, act of God, unavoidable delays in transportation, and unavoidable delays in delivery by vendors.

  13.5 Governing Law. This Agreement will be governed by and construed in
       --------------
accordance with the laws of the District of Columbia, without regard to or application of choice of law rules or principles.

  13.6 Successors and Assigns. This Agreement shall be binding upon and
       ----------------------
inure to the benefit of the parties and their respective successors and assigns.

  13.7 Complete Agreement. This Agreement, including the Exhibits hereto,
       ------------------
sets forth the full understanding among the parties and may only be changed in writing. The parties acknowledge that this Agreement, together with the Exhibits and all documents incorporated herein, sets forth the complete, exclusive and integrated understanding of the parties which supersedes all proposals or prior agreements, oral or written, and all other prior communications between the parties relating to the subject matter of this Agreement.

  13.8 Amendments and Revisions. Changes or modifications to this Agreement
       ------------------------
and Exhibits may not be made orally, but only by a written amendment or revision signed by all parties. Any terms and conditions varying from this Agreement and Exhibits on any order, invoice or other written notification from either party are not binding on the other party unless specifically accepted in writing by the other party. Notwithstanding the foregoing, the parties agree and acknowledge that the Exhibits hereunder may be updated or revised by mutual consent of the parties.

  13.9 Partial Waiver If any party waives or modifies any term or condition
       --------------
of this Agreement, such waiver or modification will not void, waive or change any other term or condition or shall any delay or omission on the part of either party to exercise or avail itself of or remedy that it has or may have hereunder operate as a waiver of any right or remedy. If any party waives a default by the other, such waiver does not mean that any party will waive future, or other, defaults.

  13.10 Counterparts. This Agreement may be executed in multiple
        -------------
counterparts. Each such counterpart shall be an original and all together shall constitute but one and the same Agreement.

       13.11 Headings. The section headings and the table of contents used
             ---------
herein are for reference and convenience only and shall not enter into the interpretation hereof.

       13.12 Nonperformance. To the extent any nonperformance by any party of
             --------------
its obligations under this Agreement results from or is caused by the other party's failure to perform its obligations under this Agreement, such nonperformance shall be excused.

       13.13 Agreement Not To Be Construed Against Any Party. The parties
             -----------------------------------------------
acknowledge and agree that each has been represented by legal counsel of its choice throughout the negotiation and drafting of this Agreement, that each has participated in the drafting thereof, and that this Agreement shall not be construed in favor of or against either party solely on the basis of a party's drafting or participation in the drafting of any portion of this Agreement.

       IN WITNESS WHEREOF,the parties hereto have each caused this Agreement to be fully executed by their duly authorized representative on the date shown below.

NATIONAL GEOGRAPHIC SOCIETY

By:    /s/ John M. Fahey, Jr.
      -------------------------------------

Name:  JOHN M. FAHEY, JR.
      -------------------------------------

Title: EXECUTIVE VICE PRESIDENT
      -------------------------------------

Date:  APRIL 22, 1997
      -------------------------------------


NGE, INC., D/B/A NATIONAL GEOGRAPHIC MAPS

By:    /s/ Allen T. Carroll
      -------------------------------------


Name:  ALLEN T. CARROLL
     --------------------------------------

Title: SENIOR VICE PRESIDENT
      -------------------------------------

Date:  APRIL 22, 1997
       ------------------------------------


GEOSYSTEMS GLOBAL CORPORATION

By:    /s/ Barry J. Glick
       ------------------------------------

Name:  BARRY J. GLICK
       ------------------------------------

Title: CEO
       ------------------------------------

Date:  22 APRIL 1997
       ------------------------------------

                                   EXHIBIT A

                              LICENSED TRADEMARKS


NATIONAL GEOGRAPHIC and YELLOW BORDER DESIGN
NATIONAL GEOGRAPHIC SOCIETY
NATIONAL GEOGRAPHIC MAPS (Specimen Attached)


Specimens will be provided by NG Maps; all trademarks to be used in accordance with the restrictions set forth in the Agreement.

                                     NATIONAL
                                     GEOGRAPHIC
                                     ----------
                                     MAPS

                                   EXHIBIT B

                              EXISTING NG PRODUCTS


List of Supplemental Maps dated December 1996 previously provided to GeoSystems by NG Maps incorporated herein by reference herein.

                                   EXHIBIT C

                         EXISTING NG STORES AND KIOSKS



Stores: Store at National Geographic headquarters in Washington, DC; store planned for National Airport in Washington, DC.

Kiosks: Free-standing kiosks in shopping malls for the Christmas season; last year, there were two in New Jersey.

                                   EXHIBIT D

                             EXISTING NG AGREEMENTS


Book of the Month Club
Random House
Publishers Group West
RBA Publicaciones
Distribution Agreement between GeoSystems and the Trails Illustrated/National
   Geographic
Maps unit of NGE, Inc.

                                   EXHIBIT E

                        COPYRIGHT AND TRADEMARK CREDITS

Copyright:  (C) National Geographic Society

Trademark:  (R) following Society trademarks; further instructions in Style
            Manual and as provided by NG from time to time

                                   EXHIBIT F

                              INVESTMENT AGREEMENT
                              --------------------


       THIS INVESTMENT AGREEMENT (the "Agreement") made as of this   day of
April, 1997, by and between NGE, INC. ("NGE"), a Delaware corporation whose principal address is 1145 Seventeenth Street, N.W., Washington, D.C. 20036, and GeoSystems Global Corporation ("GeoSystems"), a Delaware corporation whose principal address is 227 Granite Run, Lancaster, Pennsylvania, 17601.

                                  WITNESSETH:
                                  -----------

       WHEREAS, National Geographic Society, NGE and GeoSystems have entered into a Cartographic Products Development, Publishing, Marketing and Distribution Agreement of even date (the "Cartographic Agreement"); and



       WHEREAS, pursuant to the Cartographic Agreement, GeoSystems has agreed to issue a warrant (the "Warrant") to NGE under which NGE shall have the right to purchase up to 250,265 shares (the "Warrant Shares") of GeoSystems' common stock, subject to certain anti-dilution provisions set forth in the Warrant; and

       WHEREAS, the Warrant and the Warrant Shares are collectively referred to herein as the "Securities";

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and representations set forth in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, GeoSystems and NGE hereby agree as follows:

      1.   Agreements with Respect to the Issuance of the Securities.
           ---------------------------------------------------------
           (a) Warrant.
           --- -------

               (i) Number of Shares. (A) Subject to the terms and conditions of
                   ----------------
           this Agreement and the Warrant in the form of Exhibit A attached
                                                         ---------
           hereto, NGE shall have the right to purchase a maximum of 250,265 shares of GeoSystems' capital stock, which represents three percent (3%) of the total number of outstanding shares (8,342,173) of GeoSystems' voting capital stock as of the date of this Agreement (taking into consideration the issuance of the Warrant), calculated on a fully-diluted basis taking into consideration shares of other classes of GeoSystems' voting capital stock outstanding and outstanding rights to acquire GeoSystems' voting capital stock (including, without limitation, options, convertible notes or convertible securities).

      (B) In the event that the Private Placement (as such term is defined in subsection (b) below) is effected on or before the date which is one (1) year from the date of this Agreement, the number of Warrant Shares shall be increased by adding three percent (3%) of the number of shares of capital stock (or issuable upon conversion of the Securities issued in the Private Placement) issued in the Private Placement to the then current number of Warrant Shares (provided that the term of the Warrant shall remain unchanged). Such increase in the number of Warrant Shares in the event of a Private Placement shall apply only to the first Private Placement effected within one year of the date of this Agreement unless the Private Placement raises gross proceeds (the "Actual Proceeds") of less than $10 million (the "Minimum Proceeds"). In the event the first Private Placement raises less than the Minimum Proceeds, the foregoing adjustment to the Warrant Shares shall apply to any subsequent Private Placement(s) effected during the one-year period following the date of the initial Private Placement. The increase in the number of Warrant Shares shall be equal to the product of (A) the Proceeds Differential, i.e. a fraction the numerator of which is the difference between the Minimum Proceeds and the Actual Proceeds (on a cumulative basis) and the denominator of which is the gross proceeds raised in such subsequent Private Placement and (B) 3% of the number of shares to be issued (or issuable upon conversion of the securities offered in the Private Placement) in such subsequent Private Placement. The exercise price under subsection (ii) below shall be determined by applying the provisions of such subsection to each Private Placement. The foregoing adjustments shall be illustrated by the following example (assuming, for the purposes of the exercise price, that neither Private Placement is an Insider Private Placement):

          (I) Private Placement of $9 million in gross proceeds through the sale of 2,250,000 shares at $4.00 per share - the Warrant Shares shall be increased by 67,500 (3% of 2,250,000) and the exercise price for such additional Warrant Shares shall be $3.20 (80% of $4.00).

          (II) Subsequent Private Placement within one year of the date of the initial Private Placement of $3 million in gross proceeds through the sale of 375,000 shares at $8.00 per share - the Warrant Shares shall be increased by 3,750 shares (($10 million - $9 million)/$3 million x (3% of 375,000)and the exercise price for such additional Warrant Shares shall be $4.79 ($4.79 is less than 80% of $8.00).

           (ii) Exercise Price. The exercise price payable upon exercise of the
                --------------
     Warrant shall be equal to $4.79 per share; provided, however, in the event a Private Placement is effected on or before the date which is one year from the date of this Agreement and the offering price in such Private Placement is less than $4.79, the exercise price of the Warrant shall be adjusted to be equal to (i) in the case of an Insider Private Placement (as such term is defined in subsection (b) below), the issue price in such Private Placement and (ii) in the case of a Private Placement other than an Insider Private Placement, eighty percent (80%) of the issue price in such Private Placement.

           (iii) Term. The Warrant shall be exercisable beginning on the date
                 ----
     the exercise price thereunder is determined as set forth above and ending on the earlier of: (i) five (5) years from the date of the warrant; or (ii) in the event of termination of the Cartographic Agreement by GeoSystems under Section 8.2 or by NGE without cause, upon the termination date (with the expiration date of the exercise period relating back to notification of breach by GeoSystems in the event of termination under Section 8.2).

            (b) Definitions. For the purposes of this Section l, (i) the term
                ------------
"Private Placement" shall be deemed to refer to an offering of GeoSystems' capital stock (or securities convertible into capital stock) which (A) does not involve registration under the Securities Act of 1933, as amended, (B) does not relate solely to employee benefit plans or a Rule 145 transaction and (C) is effected within one year of the date of this Agreement or, in the case of a Private Placement(s) following an initial Private Placement which does not raise the Minimum Proceeds, within one year of the date of the initial Private Placement, (ii) the term "Insider Private Placement" shall be deemed to refer to a Private Placement made solely through GeoSystems' existing shareholders or their affiliates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) and (iii) the term "GeoSystems Equity" shall be deemed to refer to the Warrant and the Warrant Shares.

     2. Representations of GeoSystems. GeoSystems hereby represents to NGE as
        -----------------------------
follows:

         (a) Organization and Standing. GeoSystems is a corporation duly
             -------------------------
     organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted, and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. True, correct and complete copies of GeoSystems'

Articles of Incorporation (the "Articles") and Bylaws (the "Bylaws") have been delivered to NGE.

       (b) Capitalization. As of the date hereof, the authorized capital stock
           ---------------
of GeoSystems consists of (i) 20,000,000 shares of non-cumulative, convertible, voting Series A Preferred Stock, (ii) 2,000,000 shares of non-voting Series B Preferred Stock and (iii) 20,000,000 shares of common stock, of which (i) 6,550,000 shares of Series A Preferred Stock, (ii) 1,118,233 shares of Series B Preferred Stock and (iii) 1,792,173 shares of common stock (on a fully-diluted basis) are issued and outstanding. All outstanding shares have been duly authorized, and all such issued and outstanding shares have been validly issued and are fully paid and nonassessable. Except as reflected above, there are no outstanding options, warrants or other rights to purchase or acquire any of GeoSystems' capital stock from GeoSystems.

       (c) Issuance of Shares. The issuance, sale and delivery of the Securities
           -------------------
in accordance with this Agreement have been duly authorized by all necessary corporate action on the part of GeoSystems and the Securities, when so issued, sold, and delivered against payment therefor in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable.

       (d) Authority: Enforceability. The execution, delivery and performance by
           ------------------------
GeoSystems of this Agreement have been duly authorized by all necessary corporate action and this Agreement has been duly executed and delivered by GeoSystems. This Agreement constitutes a valid and binding obligation of GeoSystems enforceable in accordance with its terms.

      (e) Disclosure. No statement by GeoSystems contained in this Agreement and
          ----------
the exhibits attached hereto, and no written statement or certificate furnished or to be furnished to NGE pursuant hereto or in connection with the transactions contemplated hereby (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3. Representations of NGE. NGE hereby represents to GeoSystems as follows:
   -----------------------

   (a) Investment Representations.
       ----------------------------

       (i) NGE acknowledges that it is purchasing the Securities without being furnished any offering literature or memorandum. NGE has been afforded the opportunity by GeoSystems to ask questions and request information in order to acquire detailed knowledge and information concerning the business affairs and operations of GeoSystems and its financial condition and prospects; and, as a result of such opportunity to ask questions and review information and NGE's business background, training, and expertise, NGE is in a position to comprehend, weigh, and assess such knowledge and information in a meaningful fashion.

       (ii) NGE acknowledges that any business and financial projections of GeoSystems that may have been provided by or on behalf of GeoSystems are solely for purposes of describing GeoSystems' future business and financial goals and are not intended to be, nor are they, representations or guaranties of GeoSystems' future performance.

       (iii) NGE understands that none of the Securities have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities act, that the Securities are offered in reliance on exemptions for private offerings under such acts and that GeoSystems' reliance on such exemption is predicated on NGE's representations set forth herein.

       (iv) The Securities are being acquired by NGE solely for NGE's own account, for investment, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof. NGE further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

      (v) NGE understands: (A) there are substantial restrictions on the transferability of the Securities; (B) the Securities will not be, and investors in GeoSystems have no rights to require that the Securities be, registered under the Securities Act or any state securities act; and (C) there will be no public market for the Securities.

      (vi) The offer and sale of the Securities to NGE was made solely in the Commonwealth of Pennsylvania and the District of Columbia.

      (vii) NGE: (A) has sufficient knowledge and experience in business and financial matters and is capable of evaluating the merits and risks of an investment in the Securities; and (B) qualifies as an "accredited investor" (as the term is defined under Regulation D promulgated under the Securities Act).

       (viii) NGE agrees that because the Securities have not been registered under the Securities Act or relevant state securities laws, they cannot be resold or transferred unless:

           (A) They are subsequently registered thereunder or exemptions from such registrations are available; and

           (B) GeoSystems receives an opinion of counsel satisfactory to it and its counsel that such transfer complies with federal and state securities laws.

     NGE acknowledges that any certificates representing the Securities shall bear a legend reflecting the foregoing restrictions.

       (ix) Except as otherwise provided herein, neither GeoSystems nor any of its officers, directors or shareholders has agreed or represented to NGE that the Securities will be purchased or redeemed from NGE at any time in the future. Further, except as otherwise provided herein, there have been no representations, promises or agreements that the Securities will be registered under the Securities Act or relevant state securities laws at any time in the future or otherwise qualified for sale under applicable securities laws. GeoSystems does not intend to make available to the public information concerning itself so as to permit shareholders to use Rule 144 of the Rules and Regulations under the Securities Act for transfer of the Securities.

      (b) Authority: Enforceability. This Agreement constitutes the valid and
          --------------------------
binding obligation of NGE enforceable in accordance with its terms.

      (c) No Other Representations and Warranties. NGE acknowledges that, other
          ----------------------------------------
than the representations and warranties by GeoSystems set forth in this Agreement, including the Exhibits hereto, no oral or written representations have been made, or were authorized to be made, by or on behalf of GeoSystems by its officers, directors or anyone else, or by any brokers, and that NGE is not entitled to and will not rely on any such representations and warranties not set forth in either this Agreement or the Exhibits hereto.

4. Agreements Between and Among GeoSystems and NGE.
   ------------------------------------------------

   (a) Termination. If the Cartographic Agreement is terminated as a result
       ------------
of the occurrence of an event set forth in Section 5.1(c)(ii) of the Cartographic Agreement:

       (i) If the Warrant has not been fully exercised at the time of the termination, all rights of NGE under the Warrant shall terminate immediately;

       (ii) If the Warrant has been previously exercised, GeoSystems shall have the option to purchase the Warrant Shares for a period of sixty (60) days after such termination of the Cartographic Agreement. The purchase price for such Warrant Shares shall be the lesser of the exercise price under the Warrant or Fair Market Value (taking into consideration the termination of the Cartographic Agreement). Fair Market Value shall be determined by a single appraiser agreed to by the parties to determine the Fair Market Value (without any illiquidity or minority discounts) and the Fair Market Value shall be so determined. If the parties do not agree within thirty (30) days to a single appraiser, then GeoSystems shall, by notice to NGE, appoint one appraiser and NGE shall, by notice to GeoSystems, appoint one appraiser, both experienced in the appraisal of companies engaged in the ownership and operation of the business in which GeoSystems is engaged. If either side shall fail to appoint such appraiser within thirty (30) days after the lapse of such thirty day period, then the appraiser appointed by the other side shall make the appraisal of the Fair Market Value and such appraisal shall govern. If said two appraisers cannot reach agreement within thirty (30) days after the appointment of the last appraiser to be appointed, the two appraisers selected shall promptly, within thirty (30) days, appoint a third appraiser experienced in the appraisal of companies engaged in the ownership and operation of the business in which GeoSystems is engaged and the agreed decision of the three appraisers shall govern, or if the three appraisers cannot agree as to such Fair Market Value, then the average of the values determined by the two appraisers which are closest to each other in value shall be considered such Fair Market Value. All appraisal reports shall be rendered in writing and shall be signed by the appraisers. The appraised Fair Market Value determined as herein provided shall be final and conclusive on the parties and shall be enforceable in any court having jurisdiction over a proceeding brought to seek such enforcement. The costs of any appraisal hereunder shall be borne one-half (1/2) by GeoSystems and one-half (1/2) by NGE.

   (b) Transfer Restrictions.
       ---------------------

       (i) NGE shall not transfer any Securities to any other person unless NGE shall have first made the offer to sell required by subsection (ii) below.

       (ii) (A) In the event that any NGE desires to sell or transfer all or any portion of the Securities, NGE shall first deliver to GeoSystems a written notice (the "Notice of Proposed Transfer") specifying the name and address of the proposed purchaser or transferee of the Securities (hereinafter sometimes referred to as the "Proposed Purchaser"), the identity and total amount of Securities which NGE then desires to sell or transfer to said Proposed Purchaser (which Securities are hereinafter referred to as the "Offered Securities"), all of the terms, including the price, upon which NGE proposes to sell the Offered Securities to the Proposed Purchaser and stating that GeoSystems has the right to purchase the Offered Securities at said price and payable in accordance with the terms set forth in the Notice of Proposed Transfer; provided, however, in the event the Proposed Purchaser is a GeoSystems Competitor, GeoSystems shall have the right to purchase the Offered Securities at the lesser of (I) the price indicated in the Notice of Proposed Transfer or (II) Fair Market Value (as defined and determined under
   Section 4(a)(ii) herein but without consideration of the parenthetical in the second sentence thereof). A GeoSystems Competitor shall be defined as a person, entity or group which directly or through an affiliate has a material part of its operations in the manufacture and/or sale of cartographic or map-related products or in software and systems primarily utilizing geographic information and software, including Internet-related activities..

       (B) During the sixty (60) day period following receipt of the Notice of Proposed Transfer, GeoSystems shall have the right to elect to purchase all, but not less than all, of the Offered Securities at the price hereinafter specified, before the same may be transferred to the Proposed Purchaser.

      (C) If GeoSystems elects to purchase Offered Securities under clause (B), it shall give written notice to NGE of such election to purchase the Offered Securities within the period provided.

      (D) If GeoSystems does not so purchase the Offered Securities, then NGE shall have the right, for a period of sixty (60) days after the expiration of the period provided in clause (B), to transfer said securities to the Proposed Purchaser at the price and on the terms specified in the notice of Proposed Transfer. If for any reason the Offered Securities are not sold to the Proposed Purchaser within such period, at such stated price and on such terms, the provisions of this Section 4(b) shall continue to be applied to said securities with respect to any subsequent attempts to transfer the Offered Securities.

       (E) Offered Securities sold to a Proposed Purchaser pursuant to the provisions of clause (D) above shall continue to be subject to the provisions of this Agreement, and GeoSystems shall not issue any Securities in the name of such Proposed Purchaser unless and until such person shall have agreed in writing to become bound by the terms of this Agreement.

       (F) Upon acceptance by GeoSystems of NGE's offer to sell the Offered Securities, GeoSystems shall be obligated to tender payment (under the terms specified in the Notice of Proposed Transfer) for the securities at the offices of GeoSystems at 11:00 a.m. on the twentieth (20th) business day following acceptance of the offer and GeoSystems shall be obligated to tender, at the same time, delivery of the Offered Securities being sold with proper endorsements for transfer.

       (G) The purchase price for the Securities to be purchased and sold in accordance with this Section 4(b), shall, unless otherwise agreed in writing by the parties to such transaction, be paid at GeoSystems' option either in cash or by certified check at the date of the closing or on the same basis and terms set forth in the Notice of Proposed Transfer.

       (iii) GeoSystems shall not honor or give effect on its books to any transfer of any Securities until GeoSystems is reasonably satisfied that the requirements of this Section 4(b) have been met and any transfer in violation of this Section 4(b) (including an involuntary transfer) shall be void.

       (iv) The restrictions of this Section 4(b) shall terminate in the event GeoSystems completes an initial public offering of its capital stock.

   (c) NGE's Confidentiality Obligations.
       ---------------------------------

       (i) So long as NGE retains, in any form, an investment in the Securities, NGE shall receive any documents delivered to the other shareholders of GeoSystems and shall have full access to GeoSystems' records and financial information.

       (ii) NGE acknowledges that, as a shareholder of GeoSystems, NGE may be given or have access to certain information relating to GeoSystems' business that is not generally known to persons outside GeoSystems. This information (the "Confidential Information") may include, but is not limited to, financial information, marketing and sales information, customer information (including the identity of GeoSystems' customers and prospects), product information, and any information of any third party that has been provided to GeoSystems in confidence. Confidential Information does not include any information that is: (1) voluntarily disclosed to the public by GeoSystems or by the third party providing the information in confidence to GeoSystems; (2) independently developed and disclosed by others; or (3) otherwise enters the public domain through lawful means.

           (iii) NGE understands and agrees that the Confidential Information is valuable and that NGE has no property interest in it. NGE agrees that, both so long as NGE owns any Securities of GeoSystems and thereafter until dissolution of GeoSystems, NGE will not, without prior written authorization from GeoSystems, either give, disclose, provide access to, or otherwise make available any Confidential Information to any person not employed by GeoSystems.

       (d) Registration Rights. With respect to the Private Placement Shares and
           --------------------
   the Warrant Shares, (i) NGE shall have the same registration rights as the Management Holders (as identified in the Rights Agreement dated October 31, 1994 (the "Rights Agreement") by and among GeoSystems, R.R. Donnelley & Sons Company, the Purchasers and the Management Holders (as such terms are defined in the Rights Agreement)) have under Section 5 of the Rights Agreement, (ii) the Private Placement Shares and the Warrant Shares shall be deemed to be Registrable Common Stock for the purposes of such Section 5 and (iii) NGE shall be deemed a Holder for the purposes of such Section 5.

   5. Conditions to the Obligations of GeoSystems. GeoSystems' obligation to
      -------------------------------------------
sell and issue the Securities on any date in the future (an "Investment Date") is, at the option of GeoSystems subject to the fulfillment of the following conditions:

       (a) Representations. The representations made by NGE in Section 3 hereof
           ---------------
   shall be true and correct in all material respects when made, and shall be true and correct on such Investment Date.

       (b) Covenants. All covenants, agreements and conditions contained in this
           ----------
   Agreement to be performed by NGE on or prior to such Investment Date shall have been performed or complied with in all respects.

       (c) Securities Laws. GeoSystems shall have obtained all necessary federal
           ----------------
   and Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any federal agency or any state for the offer and sale of the Securities.

       6. Brokers. All parties represent and warrant to the other that neither
          --------
has incurred any liability for any broker's commission, finders' fee or the like in connection with this Agreement and the purchase and sale of common stock hereunder.

       7. Fees and Expenses. Subject to the specific provisions herein
          -----------------
(including any provisions requiring indemnification) each party to this Agreement shall pay any and al fees and expenses incurred by him or it in connection with the execution and performance of this

Agreement and the consummation of the transactions contemplated hereby, including, without limitation, attorney's fees and accountants' fees.

       8. General Provisions.
          ------------------

           (a) Cartographic Agreement Provisions. The General Provisions set
               ---------------------------------
       forth in Section 13 of the Cartographic Agreement are incorporated herein by reference.

           (b) Survival of Covenants and Representations. All covenants and
               -----------------------------------------
       representations of the parties contained in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

      IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement as of the date first above-written.

                                    NGE, INC., d/b/a NATIONAL GEOGRAPHIC MAPS


                                    By:______________________________________

                                    Name:____________________________________

                                    Title:___________________________________


                                    GEOSYSTEMS GLOBAL CORPORATION


                                    By:______________________________________

                                    Name:____________________________________

                                    Title:___________________________________

                                   EXHIBIT G
                                   ---------


       Neither this Warrant nor the shares of Common Stock issuable hereunder have been registered under the Securities Act of 1933, the laws of Pennsylvania or the laws of any other state, and neither may be sold or otherwise transferred without such registration or an opinion of counsel satisfactory to GeoSystems that an exemption therefrom is available.

       This Warrant and the shares of Common Stock issuable hereunder are subject to the repurchase rights of GeoSystems and the transfer restrictions set forth in the Investment Agreement referenced herein.

No. of Shares: 250,265                                           Warrant No. 1

                                    WARRANT

              To Purchase up to 250,265 Shares of Common Stock of

                         GeoSystems Global Corporation


       THIS CERTIFIES THAT, for value received, NGE, Inc. ("NGE") is entitled to purchase from GeoSystems Global Corporation ("GeoSystems"), at any time after the date hereof and on or before the Expiration Date, 250,265 shares of Common Stock of GeoSystems, at the Purchase Price (as hereinafter defined) in lawful money of the United States of America, subject to the provisions, limitations and restrictions hereof. The number of shares of Common Stock purchasable hereunder and the Purchase Price therefor are subject to adjustment as hereinafter set forth in Section 5 herein. This Warrant is being issued pursuant to the terms of Cartographic Product Development, Publishing, Marketing and Distribution Agreement of even date (the "Cartographic Agreement") among National Geographic Society, NGE and GeoSystems and an Investment Agreement of even date (the "Investment Agreement") between GeoSystems and NGE.

       Section 1. Certain Definitions. For all purposes of this Warrant the following terms shall have the meanings indicated:

       "Basic Purchase Price" shall mean the initial purchase price per share of Common Stock set forth in Section 2.

       "Common Stock" shall mean the shares of GeoSystems' authorized Common Stock, as constituted at the date of issuance of this Warrant.

       "Expiration Date" shall mean the earlier of: (i) five (5) years from the date of this Warrant; or (ii) in the event of termination of the Cartographic Agreement by GeoSystems under Section 8.2 or by NGE without cause, upon the termination date (with the Expiration Date relating back to notification of breach by GeoSystems in the event of termination under Section 8.2).

       "GeoSystems" shall include any corporation which shall succeed to or assume the obligations of GeoSystems hereunder.

       "Insider Private Placement" shall have the meaning set forth in Section
5.1 herein.

       "Private Placement" shall have the meaning set forth in Section 5.1 herein.

       "Purchase Price" shall mean the Basic Purchase Price or such Basic Purchase Price as adjusted from time to time pursuant to the provisions hereof.

       "Warrant Holder" shall mean the holder of this Warrant.

       "Warrant" shall mean this Warrant and all Warrants issued in exchange or replacement thereof.

       "Warrant Shares" shall mean the shares of Common Stock purchased or purchasable by the holder of this Warrant upon the exercise thereof pursuant to
Section 3 thereof.

       All terms in this Warrant which are not defined in Section 1 have the meanings respectively set forth therefor elsewhere in this Warrant.

       Section 2. Basic Purchase Price. The Basic Purchase Price at which a holder may exercise this Warrant shall be a price per share initially equal to $4.79; provided, however, in the event a Private Placement is effected on or before the date which is one year from the date of this Warrant and the offering price in such Private Placement is less than $4.79, the Basic Purchase Price of the Warrant shall be adjusted to be equal to (i) in the case of an Insider Private Placement, the issue price in such Private Placement and (ii) in the case of a Private Placement other than an Insider Private Placement, eighty percent (80%) of the issue price in such Private Placement.

       Section 3. Exercise of Warrant, Etc.

       3.l Procedure for Exercise of Warrant.
           ---------------------------------
       (a) The rights represented by this Warrant may be exercised by the holder in whole, or from time to time in part, by the (i) surrender of this Warrant, accompanied by an Exercise Form in substantially the form of Exhibit A hereto
                                                             ---------
(the "Exercise Form") duly executed by the holder and specifying the number of Warrant Shares to be purchased, and (ii) delivery of payment, for the account of the Company, of the purchase price for the number of Warrant Shares specified in the Exercise Form (in the amount of the Exercise Price, as then adjusted, for the number of Warrant Shares specified in the Exercise Form), which shall be payable either

           (A) in cash,

           (B) by certified check or bank cashier's check payable to the order of the Company in the amount of such purchase price,

           (C) by delivery to GeoSystems of common stock, including any common stock issuable upon the exercise of this Warrant (it being the intention of the parties hereto to permit so-called "cashless exercises" of the Warrant by simultaneous exercise of the Warrant and issuances of common stock thereunder having a fair market value (determined in accordance with Section 3.1(b) of this Warrant) equal to and applied as payment for such purchase price, otherwise known as "net securities issues"), or

           (D) by an combination of the methods of payment described in (A) through (C) above,

to Geosystems at its principal office (or such other office or agency of GeoSystems as GeoSystems any designate by notice to the holder), during normal business hours on any day (a "Business Day") other than a Saturday, Sunday or a day on which national banks are authorized to closed in Lancaster, Pennsylvania, at any time permitted under the terms of this Warrant.

       (b) The "fair market value" of common stock shall be calculated, in connection with the operation of Section 3.l(a)(ii)(C) above, at the time of a cashless exercise, by an independent reputable appraisal firm satisfactory to GeoSystems and the holder(s) engaged in such cashless exercise. The fees, expenses and other costs of such appraisal firm to make the valuations described shall by paid by GeoSystems; provided, however, that if more than one such valuation in any twelve (12) month period is required because of cashless exercises, the holder(s) exercising in such excess cashless exercises (occurring after the first cashless exercise with such twelve month period) shall pay such fees, expenses and other costs in connection with such excess cashless exercises.

      3.2 Acknowledgement of Continuing Obligation. GeoSystems will, at the
          ----------------------------------------
time of the exercise of this Warrant, in whole or in part, upon request of the holder hereof, acknowledge in writing its continuing obligation to such holder in respect of any rights to which such holder shall continue to be entitled after such exercise in accordance with this Warrant, provided, that the failure of such holder to make any such request shall not affect the continuing obligation of GeoSystems to such holder in respect of such rights.

      3.3 Character of Warrant Shares. All shares of Common Stock issuable upon
          ---------------------------
the exercise of this Warrant shall be duly authorized, validly issued, fully paid and non-assessable; and without limiting the generality of the foregoing, GeoSystems covenants and agrees that it will reserve a sufficient number of shares of Common Stock for issuance upon exercise of this Warrant.

       Section 4. Exchange and Replacement.

       (a) The holder shall not transfer or assign this Warrant except (i) to the holder's successor by merger or consolidation or (ii) to the purchaser of all or substantially all the assets of the holder; provided, however, that any such transfer shall be subject to compliance with applicable securities laws and, on request by GeoSystems, the transferor shall furnish to GeoSystems an opinion of the transferor's counsel to the effect that the transfer is in compliance with such securities laws. Any attempted or purported assignment or transfer of this Warrant without compliance with the preceding sentence shall be void. In the event of any transfer permitted by this Section 4, GeoSystems shall register or shall cause its agent to register the transfer or assignment on its warrant register upon surrender of this Warrant, duly endorsed, or accompanied by a written instrument of transfer duly executed by the holder or by the duly appointed legal representative or attorney thereof. On any such registration of transfer, GeoSystems shall issue a new Warrant or Warrants, of like tenor, in lieu of the transferred or assigned Warrant. In no event will GeoSystems be required to effect a registration of transfer, assignment or exchange that would result in the issuance of a fraction of a share.

       (b) Subject to the provisions of subsection (a) of this Section 4, this Warrant is exchangeable, upon the surrender hereof by the holder to GeoSystems at its office or agency described in Section 3, for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by said registered holder at the time of such surrender. Upon receipt by GeoSystems of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, GeoSystems will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by GeoSystems upon the surrender hereof in connection with any exchange or replacement. GeoSystems shall pay all expenses, taxes (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 4.

        Section 5. Adjustment of Purchase Price and Warrant Shares, etc.

        5.l Increase in Number of Warrant Shares upon Private Placement.
            -----------------------------------------------------------

        (a) In the event that the Private Placement is effected on or before the date which is one year from the date hereof, the number of Warrant Shares shall be increased by adding three percent (3 %) of the number of shares of capital stock (or issuable upon conversion of the securities issued in the Private Placement) issued in the Private Placement to the then current number of Warrant Shares (provided that the term of this Warrant shall remain unchanged). Such increase in the number of Warrant Shares in the event of a Private Placement shall apply only to the first Private Placement effected within one year of the date of this Agreement unless the Private Placement raises gross proceeds (the "Actual Proceeds") of less than $10 million (the "Minimum Proceeds"). In the event the first Private Placement raises less than the Minimum Proceeds, the foregoing adjustment to the Warrant Shares shall apply to any subsequent Private

Placement(s) effected during the one-year period following the date of the initial Private Placement. The increase in the number of Warrant Shares shall be equal to the product of (A) the Proceeds Differential, i.e. a fraction the numerator of which is the difference between the Minimum Proceeds and the Actual Proceeds (on a cumulative basis) and the denominator of which is the gross proceeds raised in such subsequent Private Placement and (B) 3 % of the number of shares to be issued (or issuable upon conversion of the securities offered in the Private Placement) in such subsequent Private Placement. The exercise price under Section 2 herein shall be determined by applying the provisions of such Section to each Private Placement. The foregoing adjustments shall be illustrated by the following example (assuming, for the purposes of the exercise price, that neither Private Placement is an Insider Private Placement):

           (I) Private Placement of $9 million in gross proceeds through the sale of 2,250,000 shares at $4.00 per share - the Warrant Shares shall be increased by 37,500 (3% of 2,250,000) and the exercise price for such additional Warrant Shares shall be $3.20 (80% of $4.00).

           (II) Subsequent Private Placement within one year of the initial Private Placement of $3 million in gross proceeds through the sale of 375,000 shares at $8.00 per share - the Warrant Shares shall be increased by 3,750 shares ((9 million - $4 million)/$3 million x (3% of 375,000) and the exercise price for such additional Warrant Shares shall be $4.79 ($4.79 is less than 80% of $8.00).

      (b) For the purposes of this Section 5.1, (i) the term "Private Placement" shall be deemed to refer to an offering of GeoSystems' capital stock (or securities convertible into capital stock) which (A) does not involve registration under the Securities Act of 1933, as amended, (B) does not relate solely to employee benefit plans or a Rule 145 transaction and (C) is effected within one year of the date of this Agreement or, in the case of a Private Placement(s) following an initial Private Placement which does not raise the Minimum Proceeds, within one year of the date of the initial Private Placement,
(ii) the term "Insider Private Placement" shall be deemed to refer to a Private Placement made solely through GeoSystems' existing shareholders or their affiliates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) and (iii) the term "GeoSystems Equity" shall be deemed to refer to the Warrant and the Warrant Shares.

       5.2 Stock Dividends, Stock Splits, Reverse Splits, Etc. The price at
           ---------------------------------------------------
which Warrant Shares may be purchased hereunder, and the number of Warrant Shares then purchasable upon exercise hereof, are subject to change or adjustment as follows:

      (a) In the event the outstanding shares of common stock of GeoSystems are hereafter increased or decreased, or changed into or exchanged for a different number or kind of shares or other securities of GeoSystems or of another entity, but only in any such case by reason of a recapitalization, merger or consolidation in which GeoSystems or a subsidiary thereof is the surviving parent entity, stock split-up, combination of shares, or dividend or other distribution payable in common stock, the number of Warrant Shares purchasable upon exercise of this

Warrant shall be adjusted so that the holder shall be entitled to receive the kind and number of Warrant Shares which it would have owned or have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, of such event.

       (b) Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted as provided in paragraph (a) above, the Basic Purchase Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Basic Purchase Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable (at such time or in the future) upon the exercise of this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares purchasable (at such time or in the future) immediately thereafter.

            Whenever the number of Warrant Shares or the Basic Purchase Price of such Warrant Shares is to be adjusted as provided in Section 5.2, GeoSystems shall, immediately following the event which causes such adjustment, provide the holder with notice of such adjustment or adjustments, setting forth the number of Warrant Shares and the Basic Purchase Price of such Warrant Shares after such adjustment, a statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

       5.3 No Fractional Shares. No fractional shares shall be issuable upon
           --------------------
exercise of the Warrants, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share.

      5.4 Reservation of Stock Issuable Upon Exercise. GeoSystems shall at all
          -------------------------------------------
times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the exercise of this Warrant such number of its shares of Common Stock as shall from time to time be sufficient to effect the full exercise of this Warrant; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the full exercise of this Warrant, then GeoSystems will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

      Section 6. Preservation of Purchase Rights upon Merger, Consolidation or
                 Other Event when GeoSystems does not Survive.

             (a) Dissolution or Liquidation. In the event of the dissolution or
                 --------------------------
             liquidation of GeoSystems, this Warrant shall terminate upon the occurrence of such event.

             (b) Reorganization. In the event of a Reorganization (as
                 --------------
             hereinafter defined), then

           (i) If there is no plan or agreement with respect to the Reorganization ("Reorganization Agreement"), or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the Warrant for cash or other property or securities of another entity in accordance with a majority of the holders' prior written consent to such change, conversion or exchange, then this Warrant shall terminate upon the occurrence of such event; or

           (ii) If there is a Reorganization Agreement, and the Reorganization Agreement specifically provides for the change, conversion or exchange of the Warrant for cash or other property or securities of another entity, in accordance with a majority of the holders' prior written consent to such change, conversion or exchange, then the Warrant shall be changed, converted or exchanged in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion or exchange of such Warrant.

The term "Reorganization"" as used in this Section 6(b) shall mean any merger, consolidation, share exchange or other business combination pursuant to which GeoSystems or a subsidiary of GeoSystems is not the surviving parent entity after the effective date of the Reorganization, or any sale or lease of all or substantially all of the assets of GeoSystems. Nothing herein shall require GeoSystems to adopt a Reorganization Agreement.

            (c) Notice and Right to Exercise. GeoSystems shall provide the
                ----------------------------
holder with a notice of the planned dissolution or liquidation, or the planned Reorganization, of GeoSystems, as described in paragraphs (a) or (b) of this
Section 6, respectively, along with all relevant information relating thereto, at least thirty (30) calendar days prior to the effective date of such event.

      Section 7. No Rights as Stockholder; Limitation of Liability. This Warrant shall not entitle the holder hereof to any of the rights of a stockholder of GeoSystems. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Purchase Price or as a stockholder of GeoSystems whether such liability is asserted by GeoSystems or by creditors of GeoSystems.

      Section 8. Investment Agreement Provisions. This Warrant and the Warrant Shares shall be subject to the provisions of the Investment Agreement. The General Provisions of the Investment Agreement in Section 8 therein are incorporated herein by reference.

      IN WITNESS WHEREOF, GeoSystems Global Corporation has caused this Warrant to be signed by its duly authorized officer under its corporate seal, attested by its duly authorized officer, and to be dated as of April _, 1997.

Attest:                                   GeoSystems Global Corporation



_________________________________         By:_________________________________

                              INVESTMENT AGREEMENT
                              --------------------

       THIS INVESTMENT AGREEMENT (the "Agreement") made as of this _______ day of April, 1997, by and between NGE, INC. ("NGE"), a Delaware corporation whose principal address is 1145 Seventeenth Street, N.W., Washington, D.C. 20036, and GeoSystems Global Corporation ("GeoSystems"), a Delaware corporation whose principal address is 227 Granite Run, Lancaster, Pennsylvania, 17601.

                                  WITNESSETH:
                                  ----------

       WHEREAS, National Geographic Society, NGE and GeoSystems have entered into a Cartographic Products Development, Publishing, Marketing and Distribution Agreement of even date (the "Cartographic Agreement"); and



       WHEREAS, pursuant to the Cartographic Agreement, GeoSystems has agreed to issue a warrant (the "Warrant") to NGE under which NGE shall have the right to purchase up to 250,265 shares (the "Warrant Shares") of GeoSystems' common stock, subject to certain anti dilution provisions set forth in the Warrant; and

       WHEREAS, the Warrant and the Warrant Shares are collectively referred to herein as the "Securities";

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and representations set forth in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, GeoSystems and NGE hereby agree as follows:

      1.   Agreements with Respect to the Issuance of the Securities.
           ---------------------------------------------------------

           (a) Warrant.
           --- -------

          (i) Number of Shares. (A) Subject to the terms and conditions of this
              -----------------
Agreement and the Warrant in the form of Exhibit A attached hereto, NGE shall
                                         ---------
have the right to purchase a maximum of 250,265 shares of GeoSystems' capital stock, which represents three percent (3%) of the total number of outstanding shares (8,342,173) of GeoSystems' voting capital stock as of the date of this Agreement (taking into consideration the issuance of the Warrant), calculated on a fully-diluted basis taking into consideration shares of other classes of GeoSystems' voting capital stock outstanding and outstanding rights to acquire GeoSystems' voting capital stock (including, without limitation, options, convertible notes or convertible securities).

      (B) In the event that the Private Placement (as such term is defined in subsection (b) below) is effected on or before the date which is one (I) year from the date of this Agreement, the number of Warrant Shares shall be increased by adding three percent (3%) of the number of shares of capital stock (or issuable upon conversion of the Securities issued in the Private Placement) issued in the Private Placement to the then current number of Warrant Shares (provided that the term of the Warrant shall remain unchanged). Such increase in the number of Warrant Shares in the event of a Private Placement shall apply only to the first Private Placement effected within one year of the date of this Agreement unless the Private Placement raises gross proceeds (the "Actual Proceeds") of less than $10 million (the "Minimum Proceeds"). In the event the first Private Placement raises less than the Minimum Proceeds, the foregoing adjustment to the Warrant Shares shall apply to any subsequent Private Placement(s) effected during the one-year period following the date of the initial Private Placement. The increase in the number of Warrant Shares shall be equal to the product of (A) the Proceeds Differential, i.e. a fraction the numerator of which is the difference between the Minimum Proceeds and the Actual Proceeds (on a cumulative basis) and the denominator of which is the gross proceeds raised in such subsequent Private Placement and (B) 3% of the number of shares to be issued (or issuable upon conversion of the securities offered in the Private Placement) in such subsequent Private Placement. The exercise price under subsection (ii) below shall be determined by applying the provisions of such subsection to each Private Placement. The foregoing adjustments shall be illustrated by the following example (assuming, for the purposes of the exercise price, that neither Private Placement is an Insider Private Placement):

         (I) Private Placement of $9 million in gross proceeds through the sale of 2,250,000 shares at $4.00 per share - the Warrant Shares shall be increased by 67,500 (3% of 2,250,000) and the exercise price for such additional Warrant Shares shall be $3.20 (80% of $4.00).

         (II) Subsequent Private Placement within one year of the date of the initial Private Placement of $3 million in gross proceeds through the sale of 375,000 shares at $8.00 per share - the Warrant Shares shall be increased by 3,750 shares (($10 million - $9 million)/$3 million x (3% of 375,000)and the exercise price for such additional Warrant Shares shall be $4.79 ($4.79 is less than 80% of $8.00).

           (ii) Exercise Price. The exercise price payable upon exercise of the
                --------------
     Warrant shall be equal to $4.79 per share; provided, however, in the event a Private Placement is effected on or before the date which is one year from the date of this Agreement and the offering price in such Private Placement is less than $4.79, the exercise price of the Warrant shall be adjusted to be equal to (i) in the case of an Insider Private Placement (as such term is defined in subsection (b) below), the issue price in such Private Placement and (ii) in the case of a Private Placement other than an Insider Private Placement, eighty percent (80%) of the issue price in such Private Placement.

           (iii) Term. The Warrant shall be exercisable beginning on the date
                 ----
     the exercise price thereunder is determined as set forth above and ending on the earlier of: (i) five (5) years from the date of the warrant; or (ii) in the event of termination of the Cartographic Agreement by GeoSystems under Section 8.2 or by NGE without cause, upon the termination date (with the expiration date of the exercise period relating back to notification of breach by GeoSystems in the event of termination under Section 8.2).

            (b) Definitions. For the purposes of this Section 1, (i) the term
                -----------
"Private Placement" shall be deemed to refer to an offering of GeoSystems' capital stock (or securities convertible into capital stock) which (A) does not involve registration under the Securities Act of 1933, as amended, (B) does not relate solely to employee benefit plans or a Rule 145 transaction and (C) is effected within one year of the date of this Agreement or, in the case of a Private Placement(s) following an initial Private Placement which does not raise the Minimum Proceeds, within one year of the date of the initial Private Placement, (ii) the term "Insider Private Placement" shall be deemed to refer to a Private Placement made solely through GeoSystems' existing shareholders or their affiliates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) and (iii) the term "GeoSystems Equity" shall be deemed to refer to the Warrant and the Warrant Shares.

     2. Representations of GeoSystems. GeoSystems hereby represents to NGE as
        ------------------------------
follows:

       (a) Organization and Standing. GeoSystems is a corporation duly
           --------------------------
     organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted, and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. True, correct and complete copies of GeoSystems'

Articles of Incorporation (the "Articles") and Bylaws (the "Bylaws") have been delivered to NGE.

       (b) Capitalization. As of the date hereof, the authorized capital stock
           ---------------
 of GeoSystems consists of (i) 20,000,000 shares of non-cumulative, convertible, voting Series A Preferred Stock, (ii) 2,000,000 shares of non-voting Series B Preferred Stock and (iii) 20,000,000 shares of common stock, of which (i) 6,550,000 shares of Series A Preferred Stock, (ii) 1,118,233 shares of Series B Preferred Stock and (iii) 1,792,173 shares of common stock (on a fully-diluted basis) are issued and outstanding. All outstanding shares have been duly authorized, and all such issued and outstanding shares have been validly issued and are fully paid and nonassessable. Except as reflected above, there are no outstanding options, warrants or other rights to purchase or acquire any of GeoSystems' capital stock from GeoSystems.

   (c) Issuance of Shares. The issuance, sale and delivery of the Securities
       ------------------
 in accordance with this Agreement have been duly authorized by all necessary corporate action on the part of GeoSystems and the Securities, when so issued, sold, and delivered against payment therefor in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable.

   (d) Authority; Enforceability. The execution, delivery and performance by
       -------------------------
 GeoSystems of this Agreement have been duly authorized by all necessary corporate action and this Agreement has been duly executed and delivered by GeoSystems. This Agreement constitutes a valid and binding obligation of GeoSystems enforceable in accordance with its terms.

  (e) Disclosure. No statement by GeoSystems contained in this Agreement and
      -----------
the exhibits attached hereto, and no written statement or certificate furnished or to be furnished to NGE pursuant hereto or in connection with the transactions contemplated hereby (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3.  Representations of NGE. NGE hereby represents to GeoSystems as follows:
    -----------------------

    (a) Investment Representations.
        --------------------------

       (i) NGE acknowledges that it is purchasing the Securities without being furnished any offering literature or memorandum. NGE has been afforded the opportunity by GeoSystems to ask questions and request information in order to acquire detailed knowledge and information concerning the business affairs and operations of GeoSystems and its financial condition and prospects; and, as a result of such opportunity to ask questions and review information and NGE's business background, training, and expertise, NGE is in a position to comprehend, weigh, and assess such knowledge and information in a meaningful fashion.

       (ii) NGE acknowledges that any business and financial projections of GeoSystems that may have been provided by or on behalf of GeoSystems are solely for purposes of describing GeoSystems' future business and financial goals and are not intended to be, nor are they, representations or guaranties of GeoSystems' future performance.

       (iii) NGE understands that none of the Securities have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities act, that the Securities are offered in reliance on exemptions for private offerings under such acts and that GeoSystems' reliance on such exemption is predicated on NGE's representations set forth herein.

      (iv) The Securities are being acquired by NGE solely for NGE's own account, for investment, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof. NGE further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

      (v) NGE understands: (A) there are substantial restrictions on the transferability of the Securities; (B) the Securities will not be, and investors in GeoSystems have no rights to require that the Securities be, registered under the Securities Act or any state securities act; and (C) there will be no public market for the Securities.

      (vi) The offer and sale of the Securities to NGE was made solely in the Commonwealth of Pennsylvania and the District of Columbia.

      (vii) NGE: (A) has sufficient knowledge and experience in business and financial matters and is capable of evaluating the merits and risks of an investment in the Securities; and (B) qualifies as an "accredited investor" (as the term is defined under Regulation D promulgated under the Securities
Act).

       (viii) NGE agrees that because the Securities have not been registered under the Securities Act or relevant state securities laws, they cannot be resold or transferred unless:

           (A) They are subsequently registered thereunder or exemptions from such registrations are available; and

           (B) GeoSystems receives an opinion of counsel satisfactory to it and its counsel that such transfer complies with federal and state securities laws.

     NGE acknowledges that any certificates representing the Securities shall bear a legend reflecting the foregoing restrictions.

       (ix) Except as otherwise provided herein, neither GeoSystems nor any of its officers, directors or shareholders has agreed or represented to NGE that the Securities will be purchased or redeemed from NGE at any time in the future. Further, except as otherwise provided herein, there have been no representations, promises or agreements that the Securities will be registered under the Securities Act or relevant state securities laws at any time in the future or otherwise qualified for sale under applicable securities laws. GeoSystems does not intend to make available to the public information concerning itself so as to permit shareholders to use Rule 144 of the Rules and Regulations under the Securities Act for transfer of the Securities.

       (b) Authority; Enforceability. This Agreement constitutes the valid and
           --------------------------
binding obligation of NGE enforceable in accordance with its terms.

       (c) No Other Representations and Warranties. NGE acknowledges that, other
           ---------------------------------------
than the representations and warranties by GeoSystems set forth in this Agreement, including the Exhibits hereto, no oral or written representations have been made, or were authorized to be made, by or on behalf of GeoSystems by its officers, directors or anyone else, or by any brokers, and that NGE is not entitled to and will not rely on any such representations and warranties not set forth in either this Agreement or the Exhibits hereto.

4. Agreements Between and Among GeoSystems and NGE.
   -----------------------------------------------

      (a) Termination. If the Cartographic Agreement is terminated as a result
          ------------
of the occurrence of an event set forth in Section 5.1(c)(ii) of the Cartographic Agreement:

       (i) If the Warrant has not been fully exercised at the time of the termination, all rights of NGE under the Warrant shall terminate irnmediately;

       (ii) If the Warrant has been previously exercised, GeoSystems shall have the option to purchase the Warrant Shares for a period of sixty (60) days after such termination of the Cartographic Agreement. The purchase price for such Warrant Shares shall be the lesser of the exercise price under the Warrant or Fair Market Value (taking into consideration the termination of the Cartographic Agreement). Fair Market Value shall be determined by a single appraiser agreed to by the parties to determine the Fair Market Value (without any illiquidity or minority discounts) and the Fair Market Value shall be so determined. If the parties do not agree within thirty
     (30) days to a single appraiser, then GeoSystems shall, by notice to NGE, appoint one appraiser and NGE shall, by notice to GeoSystems, appoint one appraiser, both experienced in the appraisal of companies engaged in the ownership and operation of the business in which GeoSystems is engaged. If either side shall fail to appoint such appraiser within thirty (30) days after the lapse of such thirty day period, then the appraiser appointed by the other side shall make the appraisal of the Fair Market Value and such appraisal shall govern. If said two appraisers cannot reach agreement within thirty (30) days after the appointment of the last appraiser to be appointed, the two appraisers selected shall promptly, within thirty (30) days, appoint a third appraiser experienced in the appraisal of companies engaged in the ownership and operation of the business in which GeoSystems is engaged and the agreed decision of the three appraisers shall govern, or if the three appraisers cannot agree as to such Fair Market Value, then the average of the values determined by the two appraisers which are closest to each other in value shall be considered such Fair Market Value. All appraisal reports shall be rendered in writing and shall be signed by the appraisers. The appraised Fair Market Value determined as herein provided shall be final and conclusive on the parties and shall be enforceable in any court having jurisdiction over a proceeding brought to seek such enforcement. The costs of any appraisal hereunder shall be borne one-half (1/2) by GeoSystems and one-half (1/2) by NGE.

(b) Transfer Restrictions.
    ---------------------

       (i) NGE shall not transfer any Securities to any other person unless NGE shall have first made the offer to sell required by subsection (ii) below.

       (ii) (A) In the event that any NGE desires to sell or transfer all or any portion of the Securities, NGE shall first deliver to GeoSystems a written notice (the "Notice of Proposed Transfer") specifying the name and address of the proposed purchaser or transferee of the Securities (hereinafter sometimes referred to as the "Proposed Purchaser"), the identity and total amount of Securities which NGE then desires to sell or transfer to said Proposed Purchaser (which Securities are hereinafter referred to as the "Offered Securities"), all of the terms, including the price, upon which NGE proposes to sell the Offered Securities to the Proposed Purchaser and stating that GeoSystems has the right to purchase the Offered Securities at said price and payable in accordance with the terms set forth in the Notice of Proposed Transfer; provided, however, in the event the Proposed Purchaser is a GeoSystems Competitor, GeoSystems shall have the right to purchase the Offered Securities at the lesser of (I) the price indicated in the Notice of Proposed Transfer or (II) Fair Market Value (as defined and determined under Section 4(a)(ii) herein but without consideration of the parenthetical in the second sentence thereof). A GeoSystems Competitor shall be defined as a person, entity or group which directly or through an affiliate has a material part of its operations in the manufacture and/or sale of cartographic or map-related products or in software and systems primarily utilizing geographic information and software, including Internet-related activities.

       (B) During the sixty (60) day period following receipt of the Notice of Proposed Transfer, GeoSystems shall have the right to elect to purchase all, but not less than all, of the Offered Securities at the price hereinafter specified, before the same may be transferred to the Proposed Purchaser.

       (C) If GeoSystems elects to purchase Offered Securities under clause (B), it shall give written notice to NGE of such election to purchase the Offered Securities within the period provided.

       (D) If GeoSystems does not so purchase the Offered Securities, then NGE shall have the right, for a period of sixty (60) days after the expiration of the period provided in clause (B), to transfer said securities to the Proposed Purchaser at the price and on the terms specified in the notice of Proposed Transfer. If for any reason the Offered Securities are not sold to the Proposed Purchaser within such period, at such stated price and on such terms, the provisions of this Section 4(b) shall continue to be applied to said securities with respect to any subsequent attempts to transfer the Offered Securities.

       (E) Offered Securities sold to a Proposed Purchaser pursuant to the provisions of clause (D) above shall continue to be subject to the provisions of this Agreement, and GeoSystems shall not issue any Securities in the name of such Proposed Purchaser unless and until such person shall have agreed in writing to become bound by the terms of this Agreement.

       (F) Upon acceptance by GeoSystems of NGE's offer to sell the Offered Securities, GeoSystems shall be obligated to tender payment (under the terms specified in the Notice of Proposed Transfer) for the securities at the offices of GeoSystems at 11:00 a.m. on the twentieth (20th) business day following acceptance of the offer and GeoSystems shall be obligated to tender, at the same time, delivery of the Offered Securities being sold with proper endorsements for transfer.

       (G) The purchase price for the Securities to be purchased and sold in accordance with this Section 4(b), shall, unless otherwise agreed in writing by the parties to such transaction, be paid at GeoSystems' option either in cash or by certified check at the date of the closing or on the same basis and terms set forth in the Notice of Proposed Transfer.

       (iii) GeoSystems shall not honor or give effect on its books to any transfer of any Securities until GeoSystems is reasonably satisfied that the requirements of this Section 4(b) have been met and any transfer in violation of this Section 4(b) (including an involuntary transfer) shall be void.

       (iv) The restrictions of this Section 4(b) shall terminate in the event GeoSystems completes an initial public offering of its capital stock.

     (c) NGE's Confidentiality Obligations.
         ---------------------------------

       (i) So long as NGE retains, in any form, an investment in the Securities, NGE shall receive any documents delivered to the other shareholders of GeoSystems and shall have full access to GeoSystems' records and financial information.

       (ii) NGE acknowledges that, as a shareholder of GeoSystems, NGE may be given or have access to certain information relating to GeoSystems' business that is not generally known to persons outside GeoSystems. This information (the "Confidential Information'') may include, but is not limited to, financial information, marketing and sales information, customer information (including the identity of GeoSystems' customers and prospects), product information, and any information of any third party that has been provided to GeoSystems in confidence. Confidential Information does not include any information that is: (1) voluntarily disclosed to the public by GeoSystems or by the third party providing the information in confidence to GeoSystems;
    (2) independently developed and disclosed by others; or (3) otherwise enters the public domain through lawful means.

                (iii) NGE understands and agrees that the Confidential Information is valuable and that NGE has no property interest in it. NGE agrees that, both so long as NGE owns any Securities of GeoSystems and thereafter until dissolution of GeoSystems, NGE will not, without prior written authorization from GeoSystems, either give, disclose, provide access to, or otherwise make available any Confidential Inforrnation to any person not employed by GeoSystems.

       (d) Registration Rights. With respect to the Private Placement Shares and
           -------------------
    the Warrant Shares, (i) NGE shall have the same registration rights as the Management Holders (as identified in the Rights Agreement dated October 31, 1994 (the "Rights Agreement") by and among GeoSystems, R.R. Donnelley &
    Sons Company, the Purchasers and the Management Holders (as such terms are defined in the Rights Agreement)) have under Section 5 of the Rights Agreement, (ii) the Private Placement Shares and the Warrant Shares shall be deemed to be Registrable Common Stock for the purposes of such Section 5 and
    (iii) NGE shall be deemed a Holder for the purposes of such Section 5.

       5. Conditions to the Obligations of GeoSystems. GeoSystems' obligation to
          --------------------------------------------
sell and issue the Securities on any date in the future (an "Investment Date") is, at the option of GeoSystems, subject to the fulfillment of the following conditions:

       (a) Representations. The representations made by NGE in Section 3 hereof
           ---------------
    shall be true and correct in all material respects when made, and shall be true and correct on such Investment Date.

       (b) Covenants. All covenants, agreements and conditions contained in this
           ---------
    Agreement to be performed by NGE on or prior to such Investment Date shall have been performed or complied with in all respects.

       (c) Securities Laws. GeoSystems shall have obtained all necessary federal
           ----------------
    and Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any federal agency or any state for the offer and sale of the Securities.

      6. Brokers. All parties represent and warrant to the other that neither
         -------
has incurred any liability for any broker's commission, finders' fee or the like in connection with this Agreement and the purchase and sale of common stock hereunder.

      7. Fees and Expenses. Subject to the specific provisions herein (including
         -----------------
any provisions requiring indemnification) each party to this Agreement shall pay any and all fees and expenses incurred by him or it in connection with the execution and performance of this

Agreement and the consummation of the transactions contemplated hereby, including, without limitation, attorney's fees and accountants' fees.

       8. General Provisions.
          ------------------

          (a) Cartographic Agreement Provisions. The General Provisions set
              ---------------------------------
       forth in Section 13 of the Cartographic Agreement are incorporated herein by reference.

         (b) Survival of Covenants and Representations. All covenants and
             -----------------------------------------
       representations of the parties contained in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

      IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement as of the date first above-written.

                                  NGE, INC., d/b/a NATIONAL GEOGRAPHIC MAPS

                                  By:    /s/ Allen T. Carroll
                                      -------------------------------------
                                  Name:      ALLEN T. CARROLL
                                       ------------------------------------
                                  Title:   SENIOR VICE PRESIDENT
                                        -----------------------------------



                                  GEOSYSTEMS GLOBAL CORPORATION

                                  By:    /s/ Barry J. Glick
                                      -------------------------------------
                                  Name:      BARRY J. GLICK
                                       ------------------------------------
                                  Title:   CHIEF EXECUTIVE OFFICER
                                        -----------------------------------

       Neither this Warrant nor the shares of Common Stock issuable hereunder have been registered under the Securities Act of 1933, the laws of Pennsylvania or the laws of any other state, and neither may be sold or otherwise transferred without such registration or an opinion of counsel satisfactory to GeoSystems that an exemption therefrom is available.

       This Warrant and the shares of Common Stock issuable hereunder are subject to the repurchase rights of GeoSystems and the transfer restrictions set forth in the Investment Agreement referenced herein.

 No. of Shares: 250,265                                            Warrant No. 1


                                    WARRANT

              To Purchase up to 250,265 Shares of Common Stock of

                         GeoSystems Global Corporation


       THIS CERTIFES THAT, for value received, NGE, Inc. ("NGE") is entitled to purchase from GeoSystems Global Corporation ("GeoSystems"), at any time after the date hereof and on or before the Expiration Date, 250,265 shares of Common Stock of GeoSystems, at the Purchase Price (as hereinafter defined) in lawful money of the United States of America, subject to the provisions, limitations and restrictions hereof. The number of shares of Common Stock purchasable hereunder and the Purchase Price therefor are subject to adjustment as hereinafter set forth in Section 5 herein. This Warrant is being issued pursuant to the terms of Cartographic Product Development, Publishing, Marketing and Distribution Agreement of even date (the "Cartographic Agreement") among National Geographic Society, NGE and GeoSystems and an Investment Agreement of even date (the "Investment Agreement") between GeoSystems and NGE.

       Section 1. Certain Definitions. For all purposes of this Warrant the following terms shall have the meanings indicated:

       "Basic Purchase Price" shall mean the initial purchase price per share of Common Stock set forth in Section 2.

       "Common Stock" shall mean the shares of GeoSystems' authorized Common Stock, as constituted at the date of issuance of this Warrant.

       "Expiration Date" shall mean the earlier of: (i) five (5) years from the date of this Warrant; or (ii) in the event of termination of the Cartographic Agreement by GeoSystems under Section 8.2 or by NGE without cause, upon the termination date (with the Expiration Date relating back to notification of breach by GeoSystems in the event of termination under
Section 8.2).

       "GeoSystems" shall include any corporation which shall succeed to or assume the obligations of GeoSystems hereunder.

       "Insider Private Placement" shall have the meaning set forth in Section
5.1 herein.

       "Private Placement" shall have the meaning set forth in Section 5.1 herein.

       "Purchase Price" shall mean the Basic Purchase Price or such Basic Purchase Price as adjusted from time to time pursuant to the provisions hereof.

       "Warrant Holder" shall mean the holder of this Warrant.

       "Warrant" shall mean this Warrant and all Warrants issued in exchange or replacement thereof.

       "Warrant Shares" shall mean the shares of Common Stock purchased or purchasable by the holder of this Warrant upon the exercise thereof pursuant to Section 3 thereof.

       All terms in this Warrant which are not defined in Section 1 have the meanings respectively set forth therefor elsewhere in this Warrant.

       Section 2. Basic Purchase Price. The Basic Purchase Price at which a holder may exercise this Warrant shall be a price per share initially equal to $4.79; provided, however, in the event a Private Placement is effected on or before the date which is one year from the date of this Warrant and the offering price in such Private Placement is less than $4.79, the Basic Purchase Price of the Warrant shall be adjusted to be equal to (i) in the case of an Insider Private Placement, the issue price in such Private Placement and (ii) in the case of a Private Placement other than an Insider Private Placement, eighty percent (80%) of the issue price in such Private Placement.

       Section 3. Exercise of Warrant, Etc.

       3.1 Procedure for Exercise of Warrant.
           ---------------------------------
       (a) The rights represented by this Warrant may be exercised by the holder in whole, or from time to time in part, by the (i) surrender of this Warrant, accompanied by an Exercise Form in substantially the form of Exhibit A hereto
                                                             ---------
(the "Exercise Form") duly executed by the holder and specifying the number of Warrant Shares to be purchased, and (ii) delivery of payment, for the account of the Company, of the purchase price for the number of Warrant Shares specified in the Exercise Form (in the amount of the Exercise Price, as then adjusted, for the number of Warrant Shares specified in the Exercise Form), which shall be payable either

           (A) in cash,

           (B) by certified check or bank cashier's check payable to the order of the Company in the amount of such purchase price,

           (C) by delivery to GeoSystems of common stock, including any common stock issuable upon the exercise of this Warrant (it being the intention of the parties hereto to permit so-called "cashless exercises" of the Warrant by simultaneous exercise of the Warrant and issuances of common stock thereunder having a fair market value (determined in accordance with Section 3.1(b) of this Warrant) equal to and applied as payment for such purchase price, otherwise known as "net securities issues"), or

           (D) by a combination of the methods of payment described in (A) through (C) above to Geosystems at its principal office (or such other office or agency of GeoSystems as GeoSystems may designate by notice to the holder), during normal business hours on any day (a "Business Day") other than a Saturday, Sunday or a day on which national banks are authorized to closed in Lancaster, Pennsylvania, at any time permitted under the terms of this Warrant.

       (b) The "fair market value" of common stock shall be calculated, in connection with the operation of Section 3.1(a)(ii)(C) above, at the time of a cashless exercise, by an independent reputable appraisal firm satisfactory to GeoSystems and the holder(s) engaged in such cashless exercise. The fees, expenses and other costs of such appraisal firm to make the valuations described shall by paid by GeoSystems; provided, however, that if more than one such valuation in any twelve (12) month period is required because of cashless exercises, the holder(s) exercising in such excess cashless exercises (occurring after the first cashless exercise with such twelve month period) shall pay such fees, expenses and other costs in connection with such excess cashless exercises.

      3.2 Acknowledgment of Continuing Obligation. GeoSystems will, at the time
          ---------------------------------------
of the exercise of this Warrant, in whole or in part, upon request of the holder hereof, acknowledge in writing its continuing obligation to such holder in respect of any rights to which such holder shall continue to be entitled after such exercise in accordance with this Warrant, provided, that the failure of such holder to make any such request shall not affect the continuing obligation of GeoSystems to such holder in respect of such rights.

      3.3 Character of Warrant Shares. A11 shares of Common Stock issuable upon
          ---------------------------
the exercise of this Warrant shall be duly authorized, validly issued, fully paid and non-assessable; and without limiting the generality of the foregoing, GeoSystems covenants and agrees that it will reserve a sufficient number of shares of Common Stock for issuance upon exercise of this Warrant.

       Section 4. Exchange and Replacement.

       (a) The holder shall not transfer or assign this Warrant except (i) to the holder's successor by merger or consolidation or (ii) to the purchaser of all or substantially all the assets of the holder; provided, however, that any such transfer shall be subject to compliance with applicable securities laws and, on request by GeoSystems, the transferor shall furnish to GeoSystems an opinion of the transferor's counsel to the effect that the transfer is in compliance with such securities laws. Any attempted or purported assignment or transfer of this Warrant without compliance with the preceding sentence shall be void. In the event of any transfer permitted by this Section 4, GeoSystems shall register or shall cause its agent to register the transfer or assignment on its warrant register upon surrender of this Warrant, duly endorsed, or accompanied by a written instrument of transfer duly executed by the holder or by the duly appointed legal representative or attorney thereof. On any such registration of transfer, GeoSystems shall issue a new Warrant or Warrants, of like tenor, in lieu of the transferred or assigned Warrant. In no event will GeoSystems be required to effect a registration of transfer, assignment or exchange that would result in the issuance of a fraction of a share.

       (b) Subject to the provisions of subsection (a) of this Section 4, this Warrant is exchangeable, upon the surrender hereof by the holder to GeoSystems at its office or agency described in Section 3, for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by said registered holder at the time of such surrender. Upon receipt by GeoSystems of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, GeoSystems will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by GeoSystems upon the surrender hereof in connection with any exchange or replacement. GeoSystems shall pay all expenses, taxes (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 4.

      Section 5. Adjustment of Purchase Price and Warrant Shares, etc.

       5.1 Increase in Number of Warrant Shares upon Private Placement.
           -----------------------------------------------------------

      (a) In the event that the Private Placement is effected on or before the date which is one year from the date hereof, the number of Warrant Shares shall be increased by adding three percent (3 %) of the number of shares of capital stock (or issuable upon conversion of the securities issued in the Private Placement) issued in the Private Placement to the then current number of Warrant Shares (provided that the term of this Warrant shall remain unchanged). Such increase in the number of Warrant Shares in the event of a Private Placement shall apply only to the first Private Placement effected within one year of the date of this Agreement unless the Private Placement raises gross proceeds (the "Actual Proceeds") of less than $10 million (the "Minimum Proceeds"). In the event the first Private Placement raises less than the Minimum Proceeds, the foregoing adjustment to the Warrant Shares shall apply to any subsequent Private

Placement(s) effected during the one-year period following the date of the initial Private Placement. The increase in the number of Warrant Shares shall be equal to the product of (A) the Proceeds Differential, i.e. a fraction the numerator of which is the difference between the Minimum Proceeds and the Actual Proceeds (on a cumulative basis) and the denominator of which is the gross proceeds raised in such subsequent Private Placement and (B) 3% of the number of shares to be issued (or issuable upon conversion of the securities offered in the Private Placement) in such subsequent Private Placement. The exercise price under Section 2 herein shall be determined by applying the provisions of such Section to each Private Placement. The foregoing adjustments shall be illustrated by the following example (assuming, for the purposes of the exercise price, that neither Private Placement is an Insider Private Placement):

           (I) Private Placement of $9 million in gross proceeds through the sale of 2,250,000 shares at $4.00 per share - the Warrant Shares shall be increased by 37,500 (3% of 2,250,000) and the exercise price for such additional Warrant Shares shall be $3.20 (80% of $4.00).

           (II) Subsequent Private Placement within one year of the initial Private Placement of $3 million in gross proceeds through the sale of 375,000 shares at $8.00 per share - the Warrant Shares shall be increased by 3,750 shares ((9 million - $4 million)/$3 million x (3% of 375,000) and the exercise price for such additional Warrant Shares shall be $4.79 ($4.79 is less than 80% of $8.00).

      (b) For the purposes of this Section 5.1, (i) the term "Private Placement" shall be deemed to refer to an offering of GeoSystems' capital stock (or securities convertible into capital stock) which (A) does not involve registration under the Securities Act of 1933, as amended, (B) does not relate solely to employee benefit plans or a Rule 145 transaction and (C) is effected within one year of the date of this Agreement or, in the case of a Private Placement(s) following an initial Private Placement which does not raise the Minimum Proceeds, within one year of the date of the initial Private Placement,
(ii) the term "Insider Private Placement" shall be deemed to refer to a Private Placement made solely through GeoSystems' existing shareholders or their affiliates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) and (iii) the term "GeoSystems Equity" shall be deemed to refer to the Warrant and the Warrant Shares.

       5.2 Stock Dividends, Stock Splits, Reverse Splits. Etc. The price at
           --------------------------------------------------
which Warrant Shares may be purchased hereunder, and the number of Warrant Shares then purchasable upon exercise hereof, are subject to change or adjustment as follows:

      (a) In the event the outstanding shares of common stock of GeoSystems are hereafter increased or decreased, or changed into or exchanged for a different number or kind of shares or other securities of GeoSystems or of another entity, but only in any such case by reason of a recapitalization, merger or consolidation in which GeoSystems or a subsidiary thereof is the surviving parent entity, stock split-up, combination of shares, or dividend or other distribution payable in common stock, the number of Warrant Shares purchasable upon exercise of this

Warrant shall be adjusted so that the holder shall be entitled to receive the kind and number of Warrant Shares which it would have owned or have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, of such event.

       (b) Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted as provided in paragraph (a) above, the Basic Purchase Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Basic Purchase Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable (at such time or in the future) upon the exercise of this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares purchasable (at such time or in the future) immediately thereafter.

       Whenever the number of Warrant Shares or the Basic Purchase Price of such Warrant Shares is to be adjusted as provided in Section 5.2, GeoSystems shall, immediately following the event which causes such adjustment, provide the holder with notice of such adjustment or adjustments, setting forth the number of Warrant Shares and the Basic Purchase Price of such Warrant Shares after such adjustment, a statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

      5.3 No Fractional Shares. No fractional shares shall be issuable upon
          --------------------
exercise of the Warrants, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share.

      5.4 Reservation of Stock Issuable Upon Exercise. GeoSystems shall at all
          -------------------------------------------
times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the exercise of this Warrant such number of its shares of Common Stock as shall from time to time be sufficient to effect the full exercise of this Warrant; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the full exercise of this Warrant, then GeoSystems will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

       Section 6. Preservation of Purchase Rights upon Merger, Consolidation or
                  Other Event when GeoSystems does not Survive.

               (a) Dissolution or Liquidation. In the event of the dissolution
                   --------------------------
                   or liquidation of GeoSystems, this Warrant shall terminate upon the occurrence of such event.

               (b) Reorganization. In the event of a Reorganization (as
                   --------------
                   hereinafter defined), then

                     (i) If there is no plan or agreement with respect to the
             Reorganization ("Reorganization Agreement"), or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the Warrant for cash or other property or securities of another entity in accordance with a majority of the holders' prior written consent to such change, conversion or exchange, then this Warrant shall terminate upon the occurrence of such event; or

                     (ii) If there is a Reorganization Agreement, and the
             Reorganization Agreement specifically provides for the change, conversion or exchange of the Warrant for cash or other property or securities of another entity, in accordance with a majority of the holders' prior written consent to such change, conversion or exchange, then the Warrant shall be changed, converted or exchanged in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion or exchange of such Warrant.

The term "Reorganization"" as used in this Section 6(b) shall mean any merger, consolidation, share exchange or other business combination pursuant to which GeoSystems or a subsidiary of GeoSystems is not the surviving parent entity after the effective date of the Reorganization, or any sale or lease of all or substantially all of the assets of GeoSystems. Nothing herein shall require GeoSystems to adopt a Reorganization Agreement.

       (c) Notice and Right to Exercise. GeoSystems shall provide the
           ----------------------------
holder with a notice of the planned dissolution or liquidation, or the planned Reorganization, of GeoSystems, as described in paragraphs (a) or (b) of this
Section 6, respectively, along with all relevant information relating thereto, at least thirty (30) calendar days prior to the effective date of such event.

       Section 7. No Rights as Stockholder; Limitation of Liability. This Warrant shall not entitle the holder hereof to any of the rights of a stockholder of GeoSystems. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Purchase Price or as a stockholder of GeoSystems whether such liability is asserted by GeoSystems or by creditors of GeoSystems.

      Section 8. Investment Agreement Provisions. This Warrant and the Warrant Shares shall be subject to the provisions of the Investment Agreement. The General Provisions of the Investment Agreement in Section 8 therein are incorporated herein by reference.

      IN WITNESS WHEREOF, GeoSystems Global Corporation has caused this Warrant to be signed by its duly authorized officer under its corporate seal, attested by its duly authorized officer, and to be dated as of April ___, 1997.



    Attest:                                  GeoSystems Global Corporation




                                             By:      /s/ Barry Glick
    ------------------------------------        ------------------------------

                                   EXHIBIT A
                                   -------

                                 EXERCISE FORM
                                 -------------

                  [To be signed only upon exercise of Warrant]


To GeoSystems Global Corporation:

      The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder _________________ shares of Common Stock of GeoSystems Global Corporation and herewith makes payment of $__________________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, the undersigned whose address is:


                    --------------------------------------
                    --------------------------------------
                    --------------------------------------


and if such shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the shares purchasable hereunder be delivered to the undersigned.


Dated:
      -------------------------------   ----------------------------------------
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant)